                                                                    Exhibit 10.1


                          FORM OF HCRI LEASE AGREEMENT


                                     BETWEEN


                        [____________________________], INC.


                                       AND


                 FINANCIAL CARE INVESTORS OF [____________], LLC



                               SEPTEMBER 22, 1998



                           BALANCED CARE, [_________]
                                [_______________]

                                TABLE OF CONTENTS


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ARTICLE 1: LEASED PROPERTY, TERM AND DEFINITIONS.........................................................   1
         1.1      Leased Property........................................................................   1
         1.2      Term...................................................................................   2
         1.3      Definitions............................................................................   2


ARTICLE 2:  RENT  .......................................................................................  11
         2.1      Construction Base Rent and Construction Fee............................................  11
         2.2      Construction Lease Advances............................................................  11
         2.3      Conversion to Initial Term.............................................................  11
         2.4      Base Rent..............................................................................  11
         2.5      Increase of Lease Rate and Base Rent...................................................  11
         2.6      Additional Rent........................................................................  12
         2.7      Place of Payment of Rent...............................................................  12
         2.8      Net Lease..............................................................................  12
         2.9      No Termination, Abatement, Etc.........................................................  12
         2.10     Computational Method...................................................................  13


ARTICLE 3:  IMPOSITIONS AND UTILITIES....................................................................  13
         3.1      Payment of Impositions.................................................................  13
         3.2      Definition of Impositions..............................................................  14
         3.3      Escrow of Impositions..................................................................  14
         3.4      Utilities..............................................................................  14
         3.5      Discontinuance of Utilities............................................................  15
         3.6      Business Expenses......................................................................  15
         3.7      Permitted Contests.....................................................................  15


ARTICLE 4:  INSURANCE....................................................................................  16
         4.1      Property Insurance.....................................................................  16
         4.2      Liability Insurance....................................................................  17
         4.3      Builder's Risk Insurance...............................................................  17
         4.4      Insurance Requirements.................................................................  17
         4.5      Replacement Value......................................................................  18
         4.6      Blanket Policy.........................................................................  18
         4.7      No Separate Insurance..................................................................  18
         4.8      Waiver of Subrogation..................................................................  19
         4.9      Mortgages..............................................................................  19
         4.10     Escrows................................................................................  19
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
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ARTICLE 5:  INDEMNITY....................................................................................  19
         5.1      Tenant's Indemnification...............................................................  19
         5.2      Environmental Indemnity; Audits........................................................  21
         5.3      Limitation of Landlord's Liability.....................................................  21


ARTICLE 6:  USE AND ACCEPTANCE OF PREMISES...............................................................  22
         6.1      Use of Leased Property.................................................................  22
         6.2      Acceptance of Leased Property..........................................................  22
         6.3      Conditions of Use and Occupancy........................................................  22


ARTICLE 7:  REPAIRS AND MECHANICS' LIENS.................................................................  22
         7.1      Maintenance............................................................................  22
         7.2      Required Alterations...................................................................  23
         7.3      Mechanic's Liens.......................................................................  23
         7.4      Replacements of Fixtures and Personal Property.........................................  23


ARTICLE 8:  DEFAULTS AND REMEDIES........................................................................  24
         8.1      Events of Default......................................................................  24
         8.2      Remedies...............................................................................  26
         8.3      Right of Set-Off.......................................................................  29
         8.4      Performance of Tenant's or Developer's Covenants.......................................  29
         8.5      Late Payment Charge....................................................................  29
         8.6      Interest...............................................................................  29
         8.7      Litigation; Attorneys' Fees............................................................  29
         8.8      Escrows and Application of Payments....................................................  30
         8.9      Remedies Cumulative....................................................................  30
         8.10     Limitation of Remedies During Construction Term........................................  30


ARTICLE 9:  DAMAGE AND DESTRUCTION.......................................................................  30
         9.1      Notice of Casualty.....................................................................  30
         9.2      Substantial Destruction................................................................  31
         9.3      Partial Destruction....................................................................  32
         9.4      Restoration............................................................................  32
         9.5      Insufficient Proceeds..................................................................  32
         9.6      Not Trust Funds........................................................................  33
         9.7      Landlord's Inspection..................................................................  33
         9.8      Landlord's Costs.......................................................................  33
         9.9      No Rent Abatement......................................................................  33


ARTICLE 10:  CONDEMNATION................................................................................  34
         10.1     Total Taking...........................................................................  34
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                                      (ii)
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
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         10.2     Partial Taking.........................................................................  34
         10.3     Condemnation Proceeds Not Trust Funds..................................................  34


ARTICLE 11:  TENANT'S PROPERTY...........................................................................  35
         11.1     Tenant's Property......................................................................  35
         11.2     Requirements for Tenant's Property.....................................................  35


ARTICLE 12: RENEWAL OPTIONS..............................................................................  36
         12.1     Renewal Options........................................................................  36
         12.2     Effect of Renewal......................................................................  36
         12.3     Effect of Non-Renewal or Expiration of Lease...........................................  37


ARTICLE 13:  OPTION TO PURCHASE..........................................................................  38
         13.1     Option to Purchase.....................................................................  38
         13.2     Option Price...........................................................................  38
         13.3     Fair Market Value......................................................................  38
         13.4     Closing................................................................................  40
         13.5     Failure to Close Option................................................................  40
         13.6     Failure to Exercise Option to Purchase and Renewal Option..............................  40


ARTICLE 14:  NEGATIVE COVENANTS..........................................................................  40
         14.1     No Debt................................................................................  40
         14.2     No Liens...............................................................................  41
         14.3     No Guaranties..........................................................................  41
         14.4     No Transfer............................................................................  41
         14.5     No Dissolution.........................................................................  41
         14.6     No Change in Management or Operation...................................................  41
         14.7     No Investments.........................................................................  41
         14.8     Contracts..............................................................................  41
         14.9     Subordination of Payments to Affiliates................................................  41
         14.10    Change of Location or Name.............................................................  42


ARTICLE 15:  AFFIRMATIVE COVENANTS.......................................................................  42
         15.1     Perform Obligations....................................................................  42
         15.2     Proceedings to Enjoin or Prevent Construction..........................................  42
         15.3     Documents and Information..............................................................  42
         15.4     Compliance With Laws...................................................................  43
         15.5     Broker's Commission....................................................................  44
         15.6     Existence and Change in Ownership......................................................  44
         15.7     Financial Covenants....................................................................  44
         15.8     Transfer of License....................................................................  45
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                                     (iii)

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         15.9     Post-Closing Obligations...............................................................  45


ARTICLE 16:  ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS................................................  45
         16.1     Prohibition on Alterations and Improvements............................................  45
         16.2     Approval of Alterations................................................................  45
         16.3     Permitted Alterations..................................................................  45
         16.4     Requirements for Permitted Alterations.................................................  46
         16.5     Ownership and Removal of Permitted Alterations.........................................  46
         16.6     Signs..................................................................................  47


ARTICLE 17:  EARNOUT LEASE ADVANCE.......................................................................  47
         17.1     Earnout Lease Advance..................................................................  47
         17.2     Conditions to Earnout Lease Advance....................................................  47
         17.3     Use of Earnout Lease Advance...........................................................  47


ARTICLE 18:  ASSIGNMENT AND SALE OF LEASED PROPERTY......................................................  47
         18.1     Prohibition on Assignment and Subletting...............................................  47
         18.2     Requests for Landlord's Consent to Assignment, Sublease or Management Agreement........  48
         18.3     Agreements with Residents..............................................................  49
         18.4     Terms Applicable to all Assignments, Subleases or Management Agreements................  49
         18.5     Collateral Assignment..................................................................  49
         18.6     Effectiveness..........................................................................  49
         18.7     Sale of Leased Property................................................................  50
         18.8     Assignment by Landlord.................................................................  50


ARTICLE 19:  HOLDOVER AND SURRENDER......................................................................  50
         19.1     Holding Over...........................................................................  50
         19.2     Surrender..............................................................................  50


ARTICLE 20:  LETTER OF CREDIT............................................................................  50
         20.1     Terms of Letter of Credit..............................................................  50
         20.2     Replacement Letter of Credit...........................................................  50
         20.3     Draws..................................................................................  51
         20.4     Partial Draws..........................................................................  51
         20.5     Substitute Letter of Credit............................................................  52
         20.6     Reduction in Letter of Credit Amount...................................................  52
         20.7     Cost of Letter of Credit...............................................................  52


ARTICLE 21:  QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND


                                      (iv)

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         ESTOPPEL CERTIFICATES...........................................................................  52
         21.1     Quiet Enjoyment........................................................................  52
         21.2     Subordination..........................................................................  52
         21.3     Attornment.............................................................................  53
         21.4     Estoppel Certificates..................................................................  53


ARTICLE 22:  REPRESENTATIONS AND WARRANTIES..............................................................  54
         22.1     Organization and Good Standing.........................................................  54
         22.2     Power and Authority....................................................................  54
         22.3     Enforceability.........................................................................  55
         22.4     Government Authorizations..............................................................  55
         22.5     Financial Statements...................................................................  55
         22.6     Condition of Facility..................................................................  55
         22.7     Compliance with Laws...................................................................  55
         22.8     No Litigation..........................................................................  55
         22.9     Consents...............................................................................  56
         22.10    No Violation...........................................................................  56
         22.11    Reports and Statements.................................................................  56
         22.12    ERISA..................................................................................  56
         22.13    Chief Executive Office.................................................................  56
         22.14    Other Name or Entities.................................................................  57
         22.15    Parties in Possession..................................................................  57
         22.16    Access.................................................................................  57
         22.17    Utilities..............................................................................  57
         22.18    Condemnation and Assessments...........................................................  57
         22.19    Zoning.................................................................................  57
         22.20    Pro Forma Statement....................................................................  57
         22.21    Environmental Matters..................................................................  57
         22.22    Leases and Contracts...................................................................  58
         22.23    No Default.............................................................................  58
         22.24    Project Budget.........................................................................  58
         22.25    Tax Status.............................................................................  58


ARTICLE 23:  FUTURE PROJECTS; COTERMINOUS FINANCINGS.....................................................  58
         23.1     Project Submissions....................................................................  58
         23.2     Coterminous Financings.................................................................  59


ARTICLE 24:  SECURITY INTEREST...........................................................................  59
         24.1     Collateral.............................................................................  59
         24.2     Additional Documents...................................................................  60
         24.3     Notice of Sale.........................................................................  60
         24.4     Pledge of Accounts to Others...........................................................  60
         24.5     Financing of Fixtures, Furniture and Equipment.........................................  60


                                      (v)

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ARTICLE 25:  MISCELLANEOUS...............................................................................  60
         25.1     Notices................................................................................  60
         25.2     Advertisement of Leased Property.......................................................  61
         25.3     Entire Agreement.......................................................................  61
         25.4     Severability...........................................................................  61
         25.5     Captions and Headings..................................................................  61
         25.6     Governing Law..........................................................................  61
         25.7     Memorandum of Lease....................................................................  61
         25.8     Waiver.................................................................................  61
         25.9     Binding Effect.........................................................................  61
         25.10    Power of Attorney......................................................................  61
         25.11    No Offer...............................................................................  62
         25.12    Modification...........................................................................  62
         25.13    Landlord's Modification................................................................  62
         25.14    No Merger..............................................................................  62
         25.15    Laches.................................................................................  63
         25.16    Limitation on Tenant's Recourse........................................................  63
         25.17    Construction of Lease..................................................................  63
         25.18    Counterparts...........................................................................  63
         25.19    [Intentionally Deleted]................................................................  63
         25.20    Custody of Escrow Funds................................................................  63
         25.21    Landlord's Status as a REIT............................................................  63
         25.22    Exhibits...............................................................................  63
         25.23    WAIVER OF JURY TRIAL...................................................................  64
         25.24    CONSENT TO JURISDICTION................................................................  64
         25.25    Attorney's Fees and Expenses...........................................................  64
         25.26    Survival...............................................................................  65
         25.27    Access to Records......................................................................  65
         25.28    Granting of Easements and Rights-of-Way................................................  65


ARTICLE 26:  SUBSTITUTION OF LEASED PROPERTY.............................................................  65
         26.1     Right of Substitution..................................................................  65
         26.2     Conditions to Substitution.............................................................  65
         26.3     Conveyance of Existing Facility........................................................  68
         26.4     Expenses...............................................................................  69

EXHIBIT A:  LEGAL DESCRIPTION

EXHIBIT B:  PERMITTED EXCEPTIONS

EXHIBIT C:  DOCUMENTS TO BE DELIVERED

EXHIBIT D:  TENANT'S CERTIFICATE AND FACILITY FINANCIAL REPORTS


                                      (vi)

EXHIBIT E:  GOVERNMENT AUTHORIZATIONS TO BE OBTAINED; ZONING PERMITS

EXHIBIT F:  PENDING LITIGATION

EXHIBIT G:  LIST OF LEASES AND CONTRACTS


                                     (vii)

                          FORM OF HCRI LEASE AGREEMENT


               This Lease Agreement ("Lease" or "Agreement") is made effective as of the 22nd day of September, 1998 (the "Effective Date") between [________________], INC., a corporation organized under the laws of the State of Pennsylvania ("Landlord"), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603, and FINANCIAL CARE INVESTORS OF [_________], LLC, a limited liability company organized under the laws of the State of Delaware ("Tenant"), having its chief executive office located at 5021 Louise Drive, Suite 200, Mechanicsburg, Pennsylvania 17055.

                                 R E C I T A L S

                  A. As of the date hereof, Landlord acquired the land described in Exhibit A attached hereto ("Land").

                  B. Landlord desires to lease the Leased Property (defined below) to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in this Lease.

                  C. Tenant desires to cause BCC Development and Management Co. ("Developer") to construct a [__]-unit personal care facility ("Facility") on the Land. Landlord has agreed to pay for the development and construction costs of the Facility up to a maximum amount of $[________].00 subject to the terms and conditions of this Lease and the Construction Disbursing Agreement between Landlord and Developer.

               NOW, THEREFORE, Landlord and Tenant agree as follows:

                ARTICLE 1: LEASED PROPERTY, TERM AND DEFINITIONS

               1.1 Leased Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following property:

                   (a) The land described in Exhibit A attached hereto (the "Land").

                   (b) All buildings, structures, and other improvements, including without limitation, sidewalks, alleys, utility pipes, conduits, and lines, parking areas, and roadways, now or hereafter situated upon the Land (the "Improvements").

                   (c) All easements, rights and other appurtenances relating to the Land and Improvements (the "Appurtenances").

                   (d) All permanently affixed equipment, machinery, fixtures, and other items of real and personal property, including all components thereof, located in, or used in connection with, and permanently affixed to or incorporated into the Improvements, including without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the category of Personal Property as defined below (collectively the "Fixtures").

                  (e) All machinery, equipment, furniture, furnishings, movable walls or partitions, computers, trade fixtures, consumable inventory and supplies, and other personal property used or useful in Tenant's business on the Leased Property, and the replacements therefor, except items, if any, included within the definition of Fixtures (collectively the "Personal Property").

         SUBJECT, HOWEVER, to all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof as listed on Exhibit B attached hereto (the "Permitted Exceptions").

         1.2 Term. The Construction Term of this Lease commences on the Effective Date and expires on the Conversion Date. The initial term ("Initial Term") of this Lease commences on the day after the Conversion Date and expires at 12:00 Midnight Eastern Time on the thirteenth anniversary of the Term Commencement Date (the "Expiration Date"); provided, however, that [i] Tenant has one or more options to renew the Lease pursuant to Article 12, and [ii] the Initial Term may be extended from time to time pursuant to Article 23.

         1.3 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; [iii] the words "herein", "hereof", and "hereunder" and similar words refer to this Lease as a whole and not to any particular section; and [iv] any capitalized term not defined in this Agreement which is defined in the Construction Agreement shall have the meaning set forth in the Construction Agreement.

         "ADA" means the federal statute entitled Americans with Disabilities Act, 42 U.S.C.Section 12101, et seq.


         "Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Affiliate" includes, without limitation, Financial Care Investors, LLC.

         "Annual Facility Budget" means Tenant's projection of what the Annual Facility Financial Statements will be for the next fiscal year.

         "Annual Financial Statements" means [i] for Tenant, an unaudited balance sheet, cash flow statements, and statement of income for the most recent fiscal year; [ii] for the Facility, an unaudited Facility Financial Statement for the most recent fiscal year; and [iii] for Guarantor, an audited balance sheet and statement of income for the most recent fiscal year. Following the closing of the Guarantor Option, the "Annual Financial Statements" shall mean an audited balance sheet and statement of income of Guarantor for the most recent fiscal year on an individual facility and consolidated basis.

         "Asset Purchase Option" means the option of Guarantor to purchase all of the assets of Tenant and each Phase Tenant subject to the terms and conditions of the Shortfall Funding Agreement.

         "Base Rent" has the meaning set forth in Section 2.4, as increased from time to time pursuant to Section 2.5.

         "Business Day" means any day other than a Saturday, Sunday, or national holiday.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

         "Closing" means the closing of the purchase of the Leased Property by Landlord and the lease of the Leased Property to Tenant.

         "Commencement Date" means the Effective Date if such date is the first day of a month, and if it is not, the first day of the first month following the Effective Date.

         "Commitment" means the commitment letter for the Lease dated September 22, 1998.

         "Construction Agreement" means the Construction Disbursing Agreement between Developer and Landlord dated the date hereof.

         "Construction Base Rent" has the meaning set forth in Section 2.1.

         "Construction Fee" has the meaning set forth in Section 2.1.

         "Construction Rate" means the Base Rate announced from time to time by National City Bank (Cleveland) or the successor bank with which Landlord maintains its primary line of credit; the Lease Rate for the Construction Term shall be adjusted to reflect each change in the Construction Rate.

         "Construction Term" means the term of this Lease commencing on the Effective Date and expiring on the Conversion Date.

         "Conversion Date" means the date when the Facility is completed and the final disbursement of the Lease Amount has been made pursuant to Section 3.3 of the Construction Agreement.

         "Credit Facility" means the credit facility in an amount up to $150,000,000.00 the terms of which are set forth in the Commitment. The Credit Facility consists of multiple phases of funding.

         "Current Phase" means the phase of funding under the Credit Facility which is applicable to this Lease. This Lease is part of the first phase.

         "Earnout Lease Advance" has the meaning set forth in Section 17.1.

         "Effective Date" means the date of this Lease.

         "Environmental Laws" means all federal, state, and local laws, ordinances and policies the purpose of which is to protect human health and the environment, as amended from time to time, including but not limited to [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; [vii] the Occupational Safety and Health Act; [viii] the Safe Drinking Water Act; and [ix] analogous state laws and regulations.

         "Equity Loan" means any loan extended by Landlord to Tenant for working capital purposes pursuant to the terms of the Equity Loan Documents.

         "Equity Loan Documents" means the Loan Agreement, Note, and Security Agreement executed by Tenant in connection with the Equity Loan.

         "Equity Option" means the option of Guarantor to purchase all of the equity in Tenant and each Phase Tenant subject to the terms and conditions of the Option Agreement.

         "Event of Default" has the meaning set forth in Section 8.1.

         "Expiration Date" has the meaning set forth in Section 1.2.

         "Extended Term" has the meaning set forth in Section 12.3(a).

         "Facility" means the [__]-unit personal care facility to be known as Balanced Care, [________] and located on the Leased Property.

         "Facility Financial Statement" means a financial statement for the Facility which shall include the balance sheet, statement of income, statement of cash flows, statement of shareholders' equity, occupancy census data (including payor mix) and a comparison of the actual financial data versus the Annual Facility Budget for the applicable period.

         "Facility Uses" means the uses relating to the operation of the Facility as a 60-unit personal care facility. Facility Uses may also include Alzheimer's care and rehabilitation therapy.

         "Fair Market Value" has the meaning set forth in Section 13.3.

         "Financial Statements" means the annual, quarterly and year to date financial statements of Tenant and Guarantor that were submitted to Landlord prior to the Effective Date.

         "Government Authorizations" means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] the permits, licenses, provider agreements and approvals required for licensure and operation of a 60-unit personal care facility; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

         "Guarantor" means Balanced Care Corporation, a corporation organized under the laws of the State of Delaware.

         "Guarantor Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Guarantor. "Control" (and the correlative meanings of the terms "controlled by" and "under the common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Guarantor Affiliate" includes, without limitation, BCC Development and Management Co.

         "Guarantor Option" means the Asset Purchase Option and the Equity Option, individually and collectively.

         "Guarantor Option Agreement" means individually and collectively, any agreements setting forth the terms and conditions of the Asset Purchase Option or the Equity Option, including but not limited to the Shortfall Funding Agreement and the Option Agreement.

         "Guaranty" means the Guaranty entered into by Guarantor and any amendments thereto or substitutions or replacements therefor.

         "Hazardous Materials" means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land including but not limited to asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including without limitation any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic including but not limited to any substance within the meaning of "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", "regulated substance", "solid waste", or "pollutant" as defined in any Environmental Law.

         "Impositions" has the meaning set forth in Section 3.2.

         "Improvements" has the meaning set forth in the Construction Agreement.

         "Increaser Rate" means [i] in any Lease Year in which the nationwide Consumer Price Index for all urban consumers increases by a percentage that is less than 20%, 25 basis points per year for the Initial Term and 25 basis points per year for each Renewal Term; and [ii] in all other Lease Years, 30 basis points per year for the Initial Term and 30 basis points per year for each Renewal Term.

         "Initial Rate Index" means the yield to maturity quoted in the Wall Street Journal on the applicable Rate Determination Date for the most actively traded United States Treasury Notes having the nearest equivalent maturity date to the Expiration Date.

         "Initial Term" has the meaning set forth in Section 1.2.

         "Issuer" means a financial institution reasonably satisfactory to Landlord issuing the Letter of Credit and such Issuer's successors and assigns. Any "Issuer" shall have a Lace Financial Service Rating of "C+" or higher at all times throughout the Term.

         "Landlord Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Landlord. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Landlord Affiliate" includes, without limitation, HCRI Texas Properties, Ltd., HCRI Pennsylvania Properties, Inc., HCRI Overlook Green, Inc., HCRI Nevada Properties, Inc., HCRI Louisiana Properties, L.P., Health Care REIT, Inc., HCRI Tennessee Properties, Inc., HCRI Tennessee Properties, L.P., and HCN BCC Holdings, Inc.

         "Lease Advance" means any advance of funds by Landlord pursuant to the terms of this Lease and Construction Agreement including any Earnout Lease Advance.

         "Lease Advance Amount" means the amount of any Lease Advance.

         "Lease Advance Date" means the date on which Landlord makes a Lease Advance.

         "Lease Amount" is an aggregate concept and means the sum of the Lease Advance Amounts outstanding at the applicable time.

         "Lease Documents" means [i] this Lease; [ii] the Construction Agreement; [iii] the Collateral Assignment of Construction Contract; [iv] the Collateral Assignment of Architect's Contract; [v] the Collateral Assignment of Management Agreement and Consent of Manager to Collateral Assignment of Management Agreement and Security Agreement; and [vi] all other documents and instruments executed by Tenant, Manager or Developer and Landlord in connection with the Lease.

         "Lease Payments" means the sum of the Base Rent payments (as increased from time to time) for the applicable period.

         "Lease Rate" means the annual rate used to determine Construction Base Rent and Base Rent for each Lease Advance. The Lease Rate for the Construction Term is the Construction Rate, computed using the 365/360 method. The Lease Rate for the Initial Term is the greater of [i] 10% or [ii] the sum of the Initial Rate Index plus the Rate Spread applicable to the Initial Term, computed using the 365/360 method. The Lease Rate for the Initial Term and any Renewal Term includes any accrued Increaser Rate. The Lease Rate for the Initial Term and any Renewal Term will be adjusted on each anniversary of the Term Commencement Date as provided in Section 2.5. On each Renewal Date, the Lease Rate will be reset for the Lease Amount as set forth in Section 12.2(c).

         "Lease Year" means each consecutive period of 365 or 366 days throughout the Term, except the Construction Term. The first Lease Year commences on the Term Commencement Date and expires on the day before the first anniversary of the Term Commencement Date.

         "Leased Property" means, collectively, the Land, Improvements, Appurtenances, Fixtures and Personal Property.

         "Legal Requirements" means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant, including but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws (if applicable); [iii] licensure to operate as a 60-unit personal care facility; [iv] the ADA; [v] any Environmental Laws; and [vi] requirements, conditions and standards for participation in third-party payor insurance programs.

         "Letter of Credit" means an irrevocable and transferable Letter of Credit in an amount initially equal to 5% of the Lease Amount and subject to reduction as provided in Section 20.6, issued by Issuer in favor of Landlord as security for the Lease and in form reasonably acceptable to Landlord, and any amendments thereto or replacements or substitutions therefor.

         "Manager" means BCC at corporation, Inc., a corporation organized under the laws of the State of Delaware.

         "Material Obligation" means [i] any indebtedness secured by a security interest in or a lien, deed of trust or mortgage on any of the Leased Property (or any part thereof, including any Personal Property) and any agreement relating thereto; [ii] any obligation or agreement that is material to the construction or operation of the Facility or that is material to Tenant's business or financial condition; [iii] any indebtedness or capital lease of Tenant that has an outstanding principal balance of at least $50,000.00 and any agreement relating thereto; [iv] any obligation to or agreement with the Issuer relating to the Letter of Credit; and [v] any sublease of the Leased Property, exclusive of occupancy agreements with residents of the Leased Property.

         "Maximum Guarantied Amount" means an amount equal to [i] 89% of Project Costs incurred at the time of the calculation of the Maximum Guarantied Amount, minus [ii] any amounts previously paid by Guarantor, Developer or Tenant in connection with the exercise by Landlord of its remedies under the Lease and other Lease Documents, including but not limited to [a] indemnification payments arising from any claim or loss asserted against Landlord resulting from the acts or omissions of Developer, Guarantor or Tenant in connection with the construction of the Facility including without limitation, insurance deductibles actually paid by Guarantor, Developer or Tenant under insurance policies, [b] amounts drawn by Landlord on the Letter of Credit, [c] amounts deposited with Landlord under Section 2.5 of the Construction Agreement, and [d] amounts paid by Guarantor under Section 8.2(l) of this Lease, plus [iii] 100% of all losses suffered or incurred by Landlord exclusively in connection with the acquisition of the Land.

         "Maximum Lease Amount" means $[_________].00.

         "Member" means Financial Care Investors, LLC, a limited liability company organized under the laws of the State of Delaware.

         "Option Agreement" means the Option Agreement between Member and Guarantor dated the date hereof, and any amendments thereto or substitutions and replacements therefor.

         "Option Price" has the meaning set forth in Section 13.2.

         "Option to Purchase" has the meaning set forth in Section 13.1.

         "Overdue Rate" has the meaning set forth in Section 8.6.

         "Periodic Financial Statements" means [i] for Tenant, an unaudited balance sheet and statement of income of Tenant for the most recent quarter; [ii] for the Facility, an unaudited Facility Financial Statement for the most recent month; and [iii] for Guarantor, an unaudited balance sheet and statement of income of Guarantor for the most recent quarter.

         "Permitted Exceptions" means the exceptions to title set forth on Exhibit B.

         "Permitted Liens" means [i] liens granted to Landlord; [ii] liens customarily incurred by Tenant in the ordinary course of business for items not delinquent including mechanic's liens and deposits and charges under worker's compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to Section 3.7 of this Agreement; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Landlord obtains a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be reasonably satisfactory to Landlord if [a] the original cost of the equipment exceeds $75,000.00 or [b] the equipment constitutes any part of the Start-Up Property.

         "Phase Facility" means each facility leased by Landlord or any Landlord Affiliate to Tenant or any Affiliate pursuant to a Phase Lease, whether now or hereafter existing.

         "Phase Lease" means each lease now or hereafter made between Landlord or any Landlord Affiliate and Tenant or any Affiliate and which is included within the Current Phase as amended, modified, extended or renewed from time to time.

         "Phase Tenant" means Tenant or any Affiliate that is a tenant under a Phase Lease.

         "Pro Forma Statement" means a financial forecast for the Facility for the next 5 year period commencing on the anticipated date when the Facility commences operations prepared in accordance with the standards for forecasts established by the American Institute of Certified Public Accountants.

         "Project Costs" means all costs of the Facility (exclusive of the costs of acquisition of the Land) that are properly capitalized in accordance with generally accepted accounting principles consistently applied.

         "Purchase Notice" has the meaning set forth in Section 13.1.

         "Rate Determination Date" means the date on which the value for the Rate Index is established for computing any Lease Rate. For any Lease Advances made during the Construction Term or Initial Term, the Rate Determination Date is the day before the Lease Advance Date. For any Renewal Date, the Rate Determination Date is the last Business Day of the current Term.

         "Rate Index" means the rate index used from time to time to calculate the Lease Rate during the Construction Term and the Initial Term. The Rate Index is [i] the Construction Rate Index during the Construction Term; and [ii] the Initial Rate Index during the Initial Term.

         "Rate Spread" means the rate spread from time to time used to calculate the Lease Rate applicable to any Lease Advance during the Initial Term. The Rate Spread is 340 basis points for the Initial Term.

         "Receivables" means [i] all of Tenant's rights to receive payment for providing resident care and services as set forth in any accounts, contract rights, and instruments, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Tenant's rights to receive payment for providing resident care services.

         "Renewal Date" means the first day of each Renewal Term.

         "Renewal Option" has the meaning set forth in Section 12.1.

         "Renewal Rate" means the Lease Rate established for any Renewal Date as set forth in Section 12.2(c).

         "Renewal Term" has the meaning set forth in Section 12.1.

         "Rent" has the meaning set forth in Section 2.3.

         "Secured Obligations" means all of the obligations of Tenant, Manager or Developer under the Lease Documents.

         "Shortfall Funding Agreement" means the Shortfall Funding Agreement between Tenant, Member, and Guarantor dated the date hereof, and any amendments thereto or substitutions and replacements therefor.

         "Start-Up Property" has the meaning set forth in Section 11.1.

         "State" means the State of Pennsylvania.

         "Tenant's Obligations" means all payment and performance obligations of Tenant under this Lease and all documents executed by Tenant in connection with this Lease.

         "Tenant's Organizational Documents" means [i] for a corporate Tenant, the Articles of Incorporation of Tenant certified by the Secretary of State of the state of organization, as amended to date and the Bylaws of Tenant certified by Tenant, as amended to date; [ii] for a partnership Tenant, the Partnership Agreement of Tenant certified by Tenant, as amended to date and the Partnership Certificate, certified by the appropriate authority, as amended to date; and [iii] for a limited liability company Tenant, the Certificate of Formation of Tenant certified by the Secretary of State of the state of organization, as amended to date and the Operating Agreement of Tenant certified by Tenant, as amended to date.

         "Tenant's Property" has the meaning set forth in Section 11.1.

         "Term" means the Construction Term, Initial Term and each Renewal Term.

         "Term Commencement Date" means the first day of the first month after the Conversion Date.

         "Working Capital Assurance Agreement" means the agreement between Guarantor and Landlord under which Guarantor agrees to extend loans to Tenant for working capital purposes.

         "Working Capital Documents" means [i] the Transaction Documents as defined in Appendix 1 to that certain Shortfall Funding Agreement among Guarantor, Tenant, and the equity owners of Tenant; and [ii] the Working Capital Assurance Agreement.

                                 ARTICLE 2: RENT

         2.1 Construction Base Rent and Construction Fee. Tenant shall pay Landlord construction base rent ("Construction Base Rent") and a construction fee ("Construction Fee") in arrears in consecutive monthly installments payable on the first day of each month during the Construction Term commencing on the Commencement Date. Landlord is authorized to make a Lease Advance each month for payment of the Construction Base Rent and Construction Fee. The annual Construction Base Rent for the Construction Term will be equal to the product of the aggregate Lease Amount times the Construction Rate (adjusted for each change in the Construction Rate), with the Lease Rate charged for each Lease Advance Amount from the date such amount was disbursed. The annual Construction Fee for the Construction Term will be equal to the product of the aggregate Lease Amount times 250 basis points, with the Construction Fee charged for each Lease Advance from the date such amount was disbursed. The Construction Base Rent and the Construction Fee will be computed monthly based on the actual number of days elapsed over a 360-day year (365/360 method). The Construction Base Rent and the Construction Fee for any partial month shall be prorated.

         2.2 Construction Lease Advances. Subject to the terms and upon the conditions set forth in this Lease and the Construction Agreement, Landlord shall disburse Lease Advances to Developer to pay for the development and construction costs of the Facility up to the Maximum Lease Amount.

         2.3 Conversion to Initial Term. Upon the Conversion Date, Landlord is authorized to make Lease Advances for [i] all accrued and unpaid Construction Base Rent and Construction Fees; [ii] Base Rent in advance for the balance of the then current month; and [iii] all costs and expenses incurred by Landlord in connection with the conversion to the Initial Term.

         2.4 Base Rent. Tenant shall pay Landlord base rent ("Base Rent") in advance in consecutive monthly installments payable on the first day of each month during the Initial Term commencing on the Term Commencement Date. The Base Rent for the Initial Term will be computed monthly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate for each Lease Advance. The Base Rent for each Renewal Term will be computed in accordance with Section 12.2.

         2.5 Increase of Lease Rate and Base Rent. Commencing on the first anniversary of the Term Commencement Date and on each anniversary thereafter throughout the Term (including any Renewal Term and Extended Term), the Lease Rate will increase by the applicable Increaser Rate. On each date that the Lease Rate is increased, the Base Rent will be increased accordingly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate (including the applicable Increaser Rate) for each Lease Advance.

         2.6 Additional Rent. In addition to Construction Base Rent or Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease and other Lease Documents and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Additional Rent"). The Construction Base Rent, Base Rent and Additional Rent are hereinafter referred to as "Rent". Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

         2.7 Place of Payment of Rent. Tenant shall make all payments of Rent at the Landlord's address set forth in the first paragraph of this Lease or at such other place as Landlord may designate from time to time.

         2.8 Net Lease. This Lease shall be deemed and construed to be an "absolute net lease", and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction or set-off.

         2.9 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; [iii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

         2.10 Computational Method. Landlord and Tenant acknowledge that all rates under this Lease will be computed based on the actual number of days elapsed over a 360-day year (365/360 method).

                      ARTICLE 3: IMPOSITIONS AND UTILITIES

         3.1 Payment of Impositions. During the Construction Term, Landlord is authorized to make Lease Advances to pay all Impositions. During the Initial Term and any Renewal Term, Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with Section 3.7. Tenant shall deliver to Landlord [i] not more than 5 days after the due date of each Imposition, copies of the invoice for such Imposition and the check delivered for payment thereof; and [ii] not more than 30 days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in Section 8.8. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination.

              3.2 Definition of Impositions. "Impositions" means, collectively, [i] taxes (including without limitation, all capital stock and franchise taxes of Landlord imposed by the State or any governmental entity in the State due to this lease transaction or Landlord's ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the State because of Landlord's ownership of the Leased Property or lease thereof to Tenant but only to the extent Tenant would have been obligated to pay such taxes if Tenant rather than Landlord was the owner of the Leased Property), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; [ii] assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant's operations of the Leased Property, including without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all taxes imposed by the State or any governmental entity in the State with respect to the conveyance of the Leased Property by Landlord to Tenant or Tenant's designee, including without limitation, conveyance taxes and capital gains taxes; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord's interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay any tax [y] based on income or assets imposed on Landlord by any governmental entity other than the capital stock and franchise taxes described in clause [i] above or [z] based on the transfer of Landlord's interest in the Leased Property or equity of Landlord to a party other than Guarantor or Guarantor Affiliate unless the transfer occurs pursuant to an Event of Default.

              3.3 Escrow of Impositions. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year, which sums shall be used by Landlord toward payment of such Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this Section. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

              3.4 Utilities. Tenant shall pay, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. During the Construction Term,

Landlord is authorized to make Lease Advances for the charges described in the preceding sentence. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities. Landlord's receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements.

              3.5 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease.

              3.6 Business Expenses. Tenant shall promptly pay all expenses and costs incurred in connection with the operation of the Facility on the Leased Property, including without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

              3.7 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge in excess of $50,000.00, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [v] in the case of an insurance requirement, the coverage required by
Article 4 shall be maintained; and [vi] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                              ARTICLE 4: INSURANCE

              4.1 Property Insurance. At Tenant's expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased Property against the following:

                   (a) Loss or damage commonly covered by a "Special Form" policy insuring against physical loss or damage to the Improvements and Personal Property, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The policy shall be in the amount of the full replacement value (as defined in Section 4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

                   (b) If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

                   (c) Consequential loss of rents and income coverage insuring against all "Special Form" risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first 9 months of reconstruction, and containing an endorsement for extended period of indemnity of at least 6 months, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

                   (d) If the Leased Property is located, in whole or in part, in a federally designated 100-year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

                   (e) Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

                   (f) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to the Landlord.

              4.2 Liability Insurance. At Tenant's expense, Tenant shall maintain liability insurance against the following:

                   (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner's protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

                   (b) Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

                   (c) Claims for personal injury commonly covered by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

                   (d) Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

              4.3 Builder's Risk Insurance. In connection with any construction, Tenant shall maintain in full force and effect a builder's completed value risk policy ("Builder's Risk Policy") of insurance in a nonreporting form insuring against all "Special Form" risk of physical loss or damage to the Improvements, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The Builder's Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder's Risk Policy shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The Builder's Risk Policy shall include an endorsement permitting initial occupancy.

         4.4 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

                   (a) The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld.

                   (b) The carriers of all policies shall have a Best's Rating of "A" or better and a Best's Financial Category of X or higher and shall be authorized to do insurance business in the State.

                   (c) Tenant shall be the "named insured" and Landlord shall be an "additional insured" on each liability policy. On all property and casualty policies, Landlord and Tenant shall be joint loss payees.

                   (d) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days' prior written notice to Landlord.

                   (e) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums.

                   (f) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

                   (g) At least 10 days prior to the expiration of each insurance policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor and a current Certificate of Compliance (in the form delivered at the time of closing) completed and signed by Tenant's insurance agent.

         4.5 Replacement Value. The term "full replacement value" means the actual replacement cost thereof from time to time including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.

         4.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Tenant may [i] carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease; and [ii] Tenant may meet the limits of liability for insurance by maintaining a portion thereof as "excess" insurance under an umbrella policy.

         4.7 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

         4.8 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

         4.9 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: [i] Tenant shall obtain a standard form of lender's loss payable clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment shall require the consent of the mortgagee; and [iv] Tenant shall provide such other information and documents as may be required by the mortgagee.

         4.10 Escrows. After an Event of Default occurs hereunder, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord's requirements after receipt of notice thereof from Landlord.

                              ARTICLE 5: INDEMNITY

         5.1 Tenant's Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord's and such successor's and assign's directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 8.7) incurred in connection with or arising from: [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; and [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for Tenant or its employees, agents or contractors; provided, however, in no event shall Landlord be indemnified or held harmless if the claim or loss has resulted from the grossly negligent or willful acts or omissions of Landlord, its employees and agents. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at the Overdue Rate. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its best efforts to defend such action, suit or proceeding.

         5.1.1 Notice of Claim. Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this section. Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes Tenant's defense of any such action.

         5.1.2 Survival of Covenants. The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

         5.1.3 Reimbursement of Expenses. Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and required hereby, or incurred by Landlord in enforcing the provisions of this Agreement.

         5.1.4 Limitation of Indemnification During Construction Term. Notwithstanding any provision to the contrary contained in this Lease or the other Lease Documents, in no event shall any party indemnified pursuant to Sections 5.1 and 7.3 be entitled to indemnification or defenses (including without limitation being held harmless) during the Construction Term which [i] arise or are caused by the acts or omissions of parties other than Guarantor, Developer or Tenant, or [ii] with respect to claims or other matters for which indemnification or defenses are sought that arise as a result of the acts or omissions of Tenant, Developer or Guarantor in connection with the completion of construction of the Facility exceed the Maximum Guarantied Amount; provided, however, [a] with respect to indemnification and defenses described in clause [ii] of this section, Tenant, Developer and Guarantor may indemnify and defend such indemnified parties up to the Maximum Guarantied Amount, [b] Guarantor, Tenant and Developer shall indemnify and defend the indemnified parties without regard to any limitation (except as expressly provided in Section

5.1) for claims or losses resulting from the acts or omissions of Tenant, Guarantor or Developer that are not related to the completion of construction of the Facility, and [c] Guarantor, Tenant and Developer shall indemnify and defend the indemnified parties without regard to any limitation for matters related to fraud, willful acts, misapplication of funds or the bankruptcy of Tenant, Guarantor or Developer.

         5.2  Environmental Indemnity; Audits.

         5.2.1 Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord's interest in this Lease, and Landlord's and such successors' directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable consultants' and attorneys' fees) incurred by Landlord or any other indemnitee or assessed against the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law. Tenant's indemnity shall survive the termination of this Lease. Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant's occupancy of the Leased Property shall have fully terminated; or [ii] Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns. If at any time during the Term of this Lease any governmental authority notifies Landlord or Tenant of a violation of any Environmental Law or Landlord reasonably believes that a Facility may violate any Environmental Law, Landlord may require one or more environmental audits of the Leased Premises, in such form, scope and substance as specified by Landlord, at Tenant's expense. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including without limitation, reasonable attorneys' fees and costs.

         5.3 Limitation of Landlord's Liability. Except for the grossly negligent or willful acts or omissions of Landlord, its employees or agents, Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord's control.

                    ARTICLE 6: USE AND ACCEPTANCE OF PREMISES

         6.1 Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively for the Facility Uses and for all lawful and licensed ancillary uses, and for no other purpose without the prior written consent of the Landlord. Tenant shall obtain and maintain (or cause to be obtained and maintained) all approvals, licenses, and consents needed to use and operate the Leased Property as herein permitted. Tenant shall deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 days after Tenant's receipt of each item.

         6.2 Acceptance of Leased Property. Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant's use; [iii] Landlord will deliver the Leased Property to Tenant in "as-is" condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

         6.3 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times to examine the condition thereof.

                     ARTICLE 7: REPAIRS AND MECHANICS' LIENS

         7.1 Maintenance. Tenant shall maintain, repair, and replace the Leased Property, including without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, parking areas, sidewalks, water, sewer, and gas connections, pipes, and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall implement all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property.

         7.2 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the Medicare and Medicaid programs (if so certified), whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of Section 16.4.

         7.3 Mechanic's Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Leased Property against liens. Subject to Landlord making Lease Advances according to the terms of the Lease Documents, Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic's liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Subject to Tenant's right to contest such lien pursuant to
Section 3.7 of this Lease, Tenant shall remove, bond-off, or otherwise obtain the release of any mechanic's lien filed against the Leased Property within 10 days after the filing thereof. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

         7.4 Replacements of Fixtures and Personal Property. Tenant shall not remove Fixtures and Personal Property from the Leased Property except to replace the Fixtures and Personal Property by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Personal Property by equipment lease or by a security agreement and financing statement if [i] Landlord has consented to the terms and conditions of the equipment lease or security agreement; and [ii] for Fixtures and Personal Property [a] having a cost in excess of $75,000.00 or [b] constituting any part of the Start-Up Property, the equipment lessor or lender has entered into a nondisturbance agreement with Landlord upon terms and conditions reasonably acceptable to Landlord, including without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

                        ARTICLE 8: DEFAULTS AND REMEDIES

         8.1 Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder:

                   (a) Tenant fails to pay in full any installment of Rent, or any other monetary obligation payable by Tenant under this Lease (including the Option Price), within 10 days after such payment is due.

                   (b) Landlord gives Tenant three or more notices of non-payment of Rent (after expiration of the 10 day grace period) in any Lease Year.

                   (c) Tenant or Guarantor (where applicable) fails to comply with any covenant set forth in Article 14, Section 15.6, Section 15.7 or Article 20 of this Lease.

                   (d) Tenant fails to observe and perform any other covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default, the same cannot be remedied within said 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the same or, in any event, fails to cure such default within 75 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of
Section 8.1.

                   (e) Tenant abandons or vacates the Leased Property or any material part thereof or ceases to do business or ceases to exist for any reason for any five or more days.

                   (f) [i] The filing by Tenant of a petition under 11 U.S.C. or the commencement of a bankruptcy or similar proceeding by Tenant; [ii] the failure by Tenant within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Tenant, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under 11 U.S.C. in respect of Tenant; [iv] any assignment by Tenant for the benefit of its creditors; [v] the entry by Tenant into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

                   (g) [i] Any receiver, administrator, custodian or other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any final nonappealable judgment is rendered or proceedings are instituted against the Leased Property or Tenant which affect the Leased Property or any part thereof, which is not dismissed for 60 days (except as otherwise provided in this Section); [iv] all or a substantial part of the assets of Tenant or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; [v] Tenant or Guarantor is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased Property or any property of Tenant located at the Leased Property and is not dismissed, discharged, or bonded-off within 30 days.

                   (h) Any representation or warranty made by Tenant or Guarantor in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other instrument furnished by Tenant or Guarantor pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

                   (i) Tenant, any Affiliate, Guarantor, or any Guarantor Affiliate defaults on any indebtedness or obligation to Landlord or any Landlord Affiliate or any agreement with Landlord or any Landlord Affiliate, including, without limitation, any lease with Landlord or any Landlord Affiliate, the Working Capital Documents, and the Equity Loan Documents, or Tenant or any Guarantor defaults on any Material Obligation, and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured. This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time. Notwithstanding the foregoing, until Guarantor closes the Guarantor Option, an Event of Default shall not arise as a result of a default by Tenant, any Affiliate, Guarantor, or any Guarantor Affiliate under other leases with Landlord or any Landlord Affiliate unless such lease is a Phase Lease.

                   (j) Except pursuant to the Guarantor Option, the occurrence of any change in Tenant's leasehold interest in the Leased Property, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                   (k) Guarantor dissolves, terminates, files a petition in bankruptcy, or is adjudicated insolvent under 11 U.S.C. or any other insolvency law (provided, however, in the case of an involuntary bankruptcy petition or other commencement of bankruptcy, reorganization or similar processing against Guarantor, Guarantor shall have 60 days to dismiss such action), or fails to comply with any covenant or requirement of such guarantor set forth in this Lease or in the guaranty of such guarantor.

                   (l) The license for the Facility or any other Government Authorization, is canceled, suspended or otherwise invalidated, notice of impending revocation proceedings is received and Tenant fails to diligently contest such proceeding, or any reduction occurs in the number of licensed beds or units at the Facility in excess of 5%.

                   (m) The occurrence of an Event of Default (after expiration of any applicable grace or cure period) under the Construction Agreement.

         8.2 Remedies. Landlord may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

                   (a) Landlord may re-enter and take possession of the Leased Property without terminating the Lease, and lease the Leased Property for the account of Tenant, holding Tenant liable for all costs of the Landlord in reletting the Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

                   (b) Landlord may terminate this Lease, exclude Tenant from possession of the Leased Property and use efforts to lease the Leased Property to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under the Lease.

                   (c) Landlord may re-enter the Leased Property and have, repossess and enjoy the Leased Property as if the Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

                   (d) Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property.

                   (e) If the Event of Default occurs during the Initial Term or any Renewal Term, Landlord may accelerate all of the unpaid Rent hereunder for the unexpired Initial Term or Renewal Term, as applicable, so that the aggregate Rent for such unexpired period becomes immediately due and payable, subject to Landlord's obligations under law to leave Tenant in possession of the Leased Property.

                   (f) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under the Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

                   (g) With respect to the Collateral and Landlord's security interest therein, Landlord may exercise all of its rights as secured party under
Article 9 of the Uniform Commercial Code as adopted in the State. Landlord may sell the Collateral by public or private sale upon 10 days notice to Tenant. Tenant agrees that a commercially reasonable manner of disposition of the Collateral shall include, without limitation and at the option of Landlord, a sale of the Collateral, in whole or in part, concurrently with the sale of the Leased Property.

                   (h) Landlord may obtain control over and collect the Receivables and apply the proceeds of the collections to satisfaction of the Secured Obligations unless prohibited by law. Tenant and Manager appoint Landlord or its designee as attorney for Tenant and Manager with powers [i] to receive, to endorse, to sign and/or to deliver, in Tenant's name or Landlord's name, any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and to waive demand, presentment, notice of dishonor, protest, and any other notice with respect to any such instrument; [ii] to sign Tenant's name or Manager's name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, assignments and verifications of Receivables, and notices to account debtors; [iii] to send verifications of Receivables to any account debtor; and [iv] to do all other acts and things necessary to carry out this Lease. Except for willful acts or omissions, Landlord shall not be liable for any omissions, commissions, errors of judgment, or mistakes in fact or law made in the exercise of any such powers. At Landlord's option, Tenant and Manager shall [i] provide Landlord a full accounting of all amounts received on account of Receivables with such frequency and in such form as Landlord may require, either with or without applying all collections on Receivables in payment of the Secured Obligations or [ii] deliver to Landlord on the day of receipt all such collections in the form received and duly endorsed by Tenant or Manager. At Landlord's request, Tenant or Manager shall institute any action or enter into any settlement determined by Landlord to be necessary to obtain recovery or redress from any account debtor in default of Receivables. Landlord may give notice of its security interest in the Receivables to any or all account debtors with instructions to make all payments on Receivables directly to Landlord, thereby terminating Tenant's and Manager's authority to collect Receivables. After terminating Tenant's and Manager's authority to enforce or collect Receivables, Landlord shall have the right to take possession of any or all Receivables and records thereof and is hereby authorized to do so, and only Landlord shall have the right to collect and enforce the Receivables. Prior to the occurrence of an Event of Default, at Tenant's and Manager's cost and expense, but on behalf of Landlord and for Landlord's account, Tenant or Manager shall collect or otherwise enforce all amounts unpaid on Receivables and hold all such collections in trust for Landlord, but Tenant and Manager may commingle such collections with Tenant's or Manager's own funds, until Tenant's or Manager's authority to do so has been terminated, which may be done only after an Event of Default. Notwithstanding any other provision hereof, Landlord does not assume any of Tenant's or Manager's obligations under any Receivable, and Landlord shall not be responsible in any way for the performance of any of the terms and conditions thereof by Tenant or Manager.

                   (i) Without waiving any prior or subsequent Event of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

                   (j) Landlord may terminate its obligation to disburse Lease Advances.

                   (k) Landlord may enter and take possession of the Land and Facility without terminating the Lease and complete construction and renovation of the Improvements (or any part thereof) and perform the obligations of Tenant or Developer under the Lease Documents. Without limiting the generality of the foregoing and for the purposes aforesaid, Tenant hereby appoints Landlord its lawful attorney-in-fact with full power to do any of the following: [i] complete construction, renovation and equipping of the Improvements in the name of Tenant; [ii] use unadvanced funds remaining under the Maximum Lease Amount, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Maximum Lease Amount, to complete the Improvements; [iii] make changes in the plans and specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the plans and specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title; [vi] execute all applications and certificates, in the name of Tenant, that may be required in connection with any construction; [vii] do any and every act that Tenant might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and [viii] to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to Landlord or Landlord's designee. This power of attorney is a power coupled with an interest and cannot be revoked.

                   (l) In the event that the undisbursed proceeds of the Maximum Lease Amount are not sufficient to pay all unpaid items set forth on the Project Budget (after adjustment for any permitted change orders), and Architect certifies to Landlord and Developer that the Maximum Guarantied Amount (together with the Maximum Lease Amount remaining to be advanced) will not be sufficient to complete the Facility ("Architect's Certification"), Landlord shall have the right to require Developer and Guarantor to pay to Landlord an amount equal to the lesser of [i] the actual loss suffered by Landlord as a result of a failure by Developer to complete the Facility for an amount equal to or less than the Maximum Guarantied Amount (such loss to be the difference between [a] the Lease Advances made as of the date of the Architect's Certification and the costs incurred by Landlord in connection with the Facility, and [b] the fair market value of the incomplete Facility at the time of the Architect's Certification as determined by a MAI appraiser acceptable to Landlord and Guarantor), and [ii] the Maximum Guarantied Amount, in which case Developer, Tenant and Guarantor shall be dispossessed of the Facility, all rights of Developer, Tenant and any other party (except Landlord) hereunder shall cease and terminate and all rights of Tenant, Manager and Guarantor under the other Lease Documents shall cease and terminate; provided, however, in such event, Guarantor shall nonetheless have the right (exercised by written notice to Landlord given within no more than 7 days after Landlord has given notice to Guarantor of its election of remedies provided in this subsection) to purchase the Facility in its then current condition for an amount equal to all Lease Advances made by Landlord. In the event Guarantor elects to so purchase the Facility, the closing shall occur on that date which is 30 days after Guarantor's notice of its election to purchase, and the transfer shall be accomplished in the manner provided in Article 13 of the Lease.

         8.3 Right of Set-Off. Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set-off and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

         8.4 Performance of Tenant's or Developer's Covenants. Landlord may perform any obligation of Tenant or Developer which Tenant or Developer has failed to perform within 5 days after Landlord has sent a written notice to Tenant or Developer informing it of its specific failure. Tenant or Developer shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the Overdue Rate (as defined in Section 8.6).

         8.5 Late Payment Charge. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10 day grace period set forth in this Section shall not extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.

         8.6 Interest. In addition to the late payment charge, any payment not made by Tenant within 10 days after the due date shall thereafter bear interest at the rate (the "Overdue Rate") of the greater of [i] 18.5% per annum; or [ii] 2.5% per annum above the Lease Rate then in effect; provided, however, that at no time will Tenant be required to pay interest at a rate higher than the maximum legal rate and, provided further, that if a court of competent jurisdiction determines that any other charges payable under this Lease are deemed to be interest, the Overdue Rate shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate. Tenant shall not be required to pay interest upon any late payment fees assessed pursuant to Section 8.5.

         8.7 Litigation; Attorneys' Fees. Within 5 days after Tenant has knowledge of any litigation or other proceeding that may be instituted against Tenant, against the Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in the Leased Property, Tenant shall give written notice thereof to Landlord. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including without limitation, [i] the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements, whether in house counsel or outside counsel; and [iii] the expenses, including without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such costs, charges and fees payable by Tenant shall be deemed to be Additional Rent under this Lease.

         8.8 Escrows and Application of Payments. As security for the performance of the Secured Obligations, Tenant and Developer hereby assign to Landlord all their respective rights, titles, and interests in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to the Secured Obligations in the order which Landlord may determine.

         8.9 Remedies Cumulative. Except as otherwise provided herein, the remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity, and the use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

         8.10 Limitation of Remedies During Construction Term. Should an Event of Default occur during the Construction Term, Landlord's remedies against Tenant, Guarantor and Developer shall be limited to [i] those remedies described in subsections (a), (b), (c), (f), (g), (h), (k), and (l) of Section 8.2, but in no event shall the maximum amount for which Tenant, Developer and Guarantor may be liable exceed the Maximum Guarantied Amount and [ii] subsection (d), (i), and
(j) of Section 8.2.

                        ARTICLE 9: DAMAGE AND DESTRUCTION

         9.1 Notice of Casualty. If the Leased Property shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty (a "Casualty"), Tenant shall give written notice thereof to the Landlord within one business day after the occurrence of the Casualty. Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; [vi] a description of the anticipated property insurance claim including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a description of the business interruption claim including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.

         9.2  Substantial Destruction.

         9.2.1 If the Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or any Renewal Term, Tenant shall promptly rebuild and restore the Leased Property in accordance with
Section 9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration. The term "substantially destroyed" means any casualty resulting in the loss of use of 50% or more of the licensed beds at any one Facility.

         9.2.2 If the Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Landlord may elect to terminate this Lease or terminate this Lease and all Phase Leases, at Landlord's option, and retain the insurance proceeds unless Tenant exercises its option to renew as set forth in Section 9.2.3 or exercises its option to purchase as set forth in Section 9.2.4. If Landlord elects to terminate, Landlord shall give notice ("Termination Notice") of its election to terminate this Lease (or this Lease and all Phase Leases, if elected by Landlord) within 30 days after receipt of Tenant's notice of the damage. If Tenant does not exercise its option to renew under Section 9.2.3 or its option to purchase under Section 9.2.4 within 15 days after delivery of the Termination Notice, this Lease (or this Lease and all Phase Leases, if elected by Landlord) shall terminate on the 15th day after delivery of the Termination Notice. If this Lease (or this Lease and all Phase Leases, if elected by Landlord) is so terminated, Tenant shall be liable to Landlord for all Rent and all other obligations accrued under this Lease through the effective date of termination and each Phase Tenant shall be liable to Landlord for all Rent and all other obligations accrued under its respective Phase Lease through the effective date of termination.

         9.2.3 If the Improvements are substantially destroyed during the final 18 months of the Initial Term or the first or second Renewal Term and Landlord gives the Termination Notice, Tenant shall have the option to renew this Lease. Tenant shall give Landlord irrevocable notice of Tenant's election to renew, and each Phase Tenant shall give irrevocable notice of renewal, within 15 days after delivery of the Termination Notice. If Tenant and each Phase Tenant elect to renew, the Renewal Term will be in effect for the balance of the then current Term plus a 5 year period. The Renewal Term will commence on the third day following Landlord's receipt of Tenant's and each Phase Tenant's notice of renewal. All other terms of this Lease for the Renewal Term shall be in accordance with Article 12. The Leased Property will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.

         9.2.4 If the Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term and Landlord gives the Termination Notice, Tenant shall have the option to purchase the Leased Property. Tenant shall give Landlord notice of Tenant's election to purchase, and if required by Landlord, each Phase Tenant shall give notice of its election to purchase its respective Phase Facility, within 15 days after delivery of the Termination Notice. If Tenant and each Phase Tenant elect to purchase their respective Leased Property, the Option Price will be determined in accordance with Section 13.2 and the Fair Market Value will be determined in accordance with Section 13.3. For purposes of determining the Fair Market Value, the Leased Property will be valued as if it had been restored to be equal in value to the Leased Property existing immediately prior to the occurrence of the damage. All other terms of the option to purchase shall be in accordance with Article 13. Landlord shall hold the insurance proceeds until the closing of the purchase of the Leased Property and at closing shall deliver the proceeds to Tenant.

         9.3 Partial Destruction. If the Leased Property is not substantially destroyed, then Tenant shall comply with the provisions of Section 9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

         9.4 Restoration. Tenant shall promptly repair, rebuild, or restore the Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of Section 16.2 for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications and receiving the proceeds of insurance, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property.

         9.5 Insufficient Proceeds. If in the case of a casualty occurring during the Initial Term or any Renewal Term, the proceeds of any insurance settlement are not sufficient to pay the costs of such repair, rebuilding or restoration in full, Tenant shall deposit with Landlord at Landlord's option, and within 10 days of Landlord's request, an amount sufficient in Landlord's reasonable judgment to complete such repair, rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

         9.6 Not Trust Funds. Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Leased Property from any casualty whatsoever, whether or not insurable or insured against.

         9.7 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this Section.

         9.8 Landlord's Costs. Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord's attorneys in connection therewith.

         9.9 No Rent Abatement. Rent will not abate pending the repairs or rebuilding of the Leased Property, but shall be offset against any rental insurance proceeds received by Landlord.

                            ARTICLE 10: CONDEMNATION

         10.1 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Taking"), the entire Leased Property is taken, or so much of the Leased Property is taken that the Leased Property cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then this Lease will end on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority. All damages awarded for such Taking under the power of eminent domain shall be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee of the Leased Property. If this Lease is terminated with respect to a Facility subject to a taking as described in this section, Landlord may, at its option, terminate each Phase Lease.

         10.1.1 If the entire Leased Property is taken during the final 18 months of the Initial Term or any Renewal Term and Landlord elects to terminate each Phase Lease, Tenant shall have the option to purchase each Phase Facility (but not less than all Phase Facilities). Tenant shall give Landlord notice of Tenant's election to purchase within 15 days after delivery of the notice of Landlord's intent to terminate. If Tenant elects to purchase each Phase Facility, the Option Price will be determined in accordance with Section 13.2 and the Fair Market Value will be determined in accordance with Section 13.3. All other terms of the option to purchase shall be in accordance with Article 13.

         10.2 Partial Taking. If, after a Taking, so much of the Leased Property remains that the Leased Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will end as to the part taken on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority; [ii] at its cost, Tenant shall restore so much of the Leased Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, attorneys', appraisers', and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Leased Property), or Tenant's actual out-of-pocket costs of restoring the Leased Property; and [iv] Landlord shall be entitled to the balance of the net award. The restoration shall be completed in accordance with Sections 9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty.

         10.3 Condemnation Proceeds Not Trust Funds. Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 10. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

                          ARTICLE 11: TENANT'S PROPERTY

         11.1 Tenant's Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property for its permitted purposes. All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "Tenant's Property". Those items of Tenant's Property that are acquired as part of the initial equipping of the Facility shall be called the "Start-Up Property".

         11.2 Requirements for Tenant's Property. Tenant shall comply with all of the following requirements in connection with Tenant's Property:

                   (a) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace Tenant's Property.

                   (b) Tenant shall, at Tenant's sole cost and expense, keep Tenant's Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake (if Leased Property is in earthquake zone 1 or 2), and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant's Property. The insurance shall meet the requirements of
Section 4.3.

                   (c) Tenant shall pay all taxes applicable to Tenant's
Property.

                   (d) If Tenant's Property is damaged or destroyed by fire or any other cause, Tenant shall promptly repair or replace Tenant's Property unless Landlord elects to terminate this Lease pursuant to Section 9.2.2.

                   (e) Unless an Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant's Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property for the Facility Uses (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant's Property.

                   (f) Tenant shall not, without the prior written consent of Landlord or as otherwise provided in this Lease, remove any Tenant's Property or Leased Property. Tenant shall, at Landlord's option, remove Tenant's Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant's Property. If Tenant fails to remove Tenant's Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned Tenant's Property, Tenant's Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

                   (g) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant's Property. For equipment loans or leases for equipment having an original cost in excess of $75,000.00, and for equipment constituting any part of the Start-Up Property, Tenant shall cause such equipment lessor or lender to enter into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following: [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

                           ARTICLE 12: RENEWAL OPTIONS

         12.1 Renewal Options. Tenant has the option to renew ("Renewal Option") this Lease for three 5-year renewal terms (each a "Renewal Term"). Tenant can exercise the Renewal Option only upon satisfaction of the following conditions:

                   (a) There shall be no uncured Event of Default, or any event which with the passage of time or giving of notice would constitute an Event of Default, at the time Tenant exercises its Renewal Option nor on the date the Renewal Term is to commence.

                   (b) Tenant shall give Landlord irrevocable written notice of renewal no later than the date which is [i] 90 days prior to the expiration date of the then current Term; or [ii] 15 days after Landlord's delivery of the Termination Notice as set forth in Section 9.2.3.

                   (c) Each Phase Tenant shall concurrently give irrevocable notice of renewal for each Affiliate Lease.

                   (d) Guarantor shall have closed the Guarantor Option.

         12.2 Effect of Renewal. The following terms and conditions will be applicable if Tenant renews the Lease:

                  (a) Effective Date. Except as otherwise provided in Section 9.2.3, the effective date of any Renewal Term will be the first day after the expiration date of the then current Term. The first day of each Renewal Term is also referred to as the Renewal Date.

                  (b) Lease Amount. Effective as of the Renewal Date, a single Lease Amount will be computed by summing all Lease Advance Amounts (including the Acquisition Amount).

                  (c) Lease Rate. Effective as of the Renewal Date, a single Lease Rate will be computed equal to the Renewal Rate. The Renewal Rate for each Renewal Term shall be the greater of [i] the sum of [a] the Lease Rate in effect during the then current Lease Year plus [b] the Increaser Rate, or [ii] the fair market rental lease rate for the Facility as determined according to the provisions of this section. Landlord and Tenant shall attempt to determine the fair market rental lease rate for the Facility by mutual agreement 180 days prior to the expiration date for the then current Term. If the parties do not agree on such lease rate within a 15 day period, appraisers shall be chosen as provided in Section 13.3.2 to determine the fair market rental lease rate. The appraisers shall be instructed to appraise the fair market value lease rate as a financing lease rate for a health care facility of the same type as the Facility and shall take into account the lease rate then being charged by Landlord to tenants of comparable creditworthiness for comparable facilities. The appraised rates submitted by the three appraisers shall be ranked from highest to lowest, the rate (highest or lowest) which is furthest from the middle rate shall be discarded, and the remaining two appraised rates shall be averaged to arrive at the fair market rental lease rate.

                  (d) Base Rent. Effective as of the Renewal Date, the Base Rent will be changed to equal 1/12th of the product of [i] the Lease Amount on the Renewal Date times [ii] the new Lease Rate equal to the Renewal Rate.

                  (e) Other Terms and Conditions. Except for the modifications set forth in this Section 12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term. The Lease Rate and Base Rent will increase annually as set forth in Section 2.5.

            12.3 Effect of Non-Renewal or Expiration of Lease. The following terms and conditions will be applicable if Tenant does not renew this Lease or exercise its Option to Purchase by the expiration date for the then current
Term:

                  (a) Extension of Current Term. The current Term will be extended (the "Extended Term") for 120 days; provided, however, that the Extended Term will expire on such earlier date of the closing of the sale pursuant to the Option to Purchase.

                  (b) Lease Payments. During the Extended Term, Tenant shall continue to make monthly payments of Rent (including Base Rent) based upon the then existing Lease Rate.

                         ARTICLE 13: OPTION TO PURCHASE

            13.1 Option to Purchase. Landlord hereby grants to Tenant an option to purchase ("Option to Purchase") all of the Leased Property (but not any part thereof) in accordance with the terms and conditions of this Article 13. Tenant may exercise its Option to Purchase only by giving an irrevocable notice of Tenant's election to purchase the Leased Property ("Purchase Notice") in accordance with the following:

                  (a) During the Initial Term or any Renewal Term, Tenant and each Phase Tenant must give a Purchase Notice no earlier than the date which is 180 days, and no later than the date which is 90 days, prior to the expiration date of the then current Term of this Lease and each Phase Lease.

                  (b) If the Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Tenant (and each Phase Tenant if required by Landlord) must give a Purchase Notice within 15 days after Landlord gives the Termination Notice pursuant to Section 9.2.4.

Tenant shall have no right to exercise the Option to Purchase other than in accordance with subparagraph [a] or [b].

            13.2 Option Price. The option price ("Option Price") will be an amount equal to the greater of [i] the Lease Amount; or [ii] the Fair Market Value. In addition to the Option Price, Tenant shall pay all closing costs and expenses in connection with the transfer of the Leased Property to Tenant including but not limited to the following: [a] real property conveyance or transfer fees or deed stamps; [b] title search fees, title insurance commitment fees, and title insurance premiums; [c] survey fees; [d] environmental assessment fees; [e] recording fees; [f] attorneys' fees of Landlord's counsel; [g] fees of any escrow agent; and [h] all amounts, costs, expenses, charges, Additional Rent and other items payable by Tenant to Landlord including but not limited to enforcement costs as set forth in Section 8.7.

            13.3 Fair Market Value. The fair market value (the "Fair Market Value") of the Leased Property shall be determined as follows.

            13.3.1 The parties shall attempt to determine the Fair Market Value by mutual agreement within 15 days after giving the Purchase Notice. However, if the parties do not agree on the Fair Market Value within such 15 day period, the following provisions shall apply.

            13.3.2 Landlord and Tenant shall each give the other party notice of the name of an acceptable appraiser 15 days after giving of the Purchase Notice. The two appraisers will then select a third appraiser within an additional 5 days. Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising properties similar to the Leased Property. Within 5 days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser's qualifications including education and experience with similar properties. A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume. If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory. If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.

            13.3.3 The Fair Market Value shall be determined by the appraisers within 45 days after the selection of the appraisers as follows. Each of the appraisers shall be instructed to prepare an appraisal of the Leased Property in accordance with the following instructions:

            The Leased Property is to be valued upon the three conventional approaches to estimate value known as the Income, Sales Comparison and Cost Approaches. Once the approaches are completed, the appraiser correlates the individual approaches into a final value conclusion.

The three approaches to estimate value are summarized as follows:

            INCOME APPROACH: This valuation approach recognizes that the value of the operating tangible and intangible asset can be represented by the expected economic viability of the business giving returns on and of the assets.

            SALES COMPARISON APPROACH: This valuation approach is based upon the principle of substitution. When a facility is replaceable in the market, the market approach assumes that value tends to be set at the price of acquiring an equally desirable substitute facility. Since healthcare market conditions change and frequently are subject to regulatory and financing environments, adjustments need to be considered. These adjustments also consider the operating differences such as services and demographics.

            COST APPROACH: This valuation approach estimates the value of the tangible assets only. Value is represented by the market value of the land plus the depreciated reproduction cost of all improvements and equipment.

In general, the Income and Sales Comparison Approaches are considered the best representation of value because they cover both tangibles and intangible assets, consider the operating characteristics of the business and have the most significant influence on attracting potential investors.

The appraised values submitted by the three appraisers shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Fair Market Value.

            13.3.4 In the event of any condemnation, similar taking or threat thereof with respect to any part of the Leased Property or any insured or partially insured casualty loss to any part of the Leased Property after Tenant has exercised an Option to Purchase, but before settlement, the Fair Market Value of the Leased Property shall be redetermined as provided in this
Section 13.3 to give effect to such condemnation, taking or loss.

            13.3.5 Tenant shall pay, or reimburse Landlord for, all costs and expenses in connection with the appraisals.

            13.4 Closing. The purchase of the Leased Property by Tenant shall close on a date agreed to by Landlord and Tenant which shall be not less than 60 days after Landlord's receipt of the Purchase Notice and not more than 75 days after the Fair Market Value of the Leased Property has been determined. At the closing, Tenant shall pay the Option Price and all closing costs in immediately available funds and Landlord shall convey title to the Leased Property to Tenant by a transferable and recordable special warranty deed and special warranty bill of sale.

            13.5 Failure to Close Option. If Tenant for any reason fails to purchase the Leased Property after Tenant has given the Purchase Notice, then Tenant shall pay Landlord all costs and expenses incurred by Landlord as a result of the failure to close including costs of unwinding swap transactions or other interest rate protection devices and preparing for the closing. Tenant shall continue to be obligated as lessee hereunder for the remainder of the Term (including the Extended Term as set forth in Section 12.3).

            13.6 Failure to Exercise Option to Purchase and Renewal Option. If Tenant for any reason does not exercise its Option to Purchase or Renewal Option in accordance with the terms and conditions of this Lease before the expiration of the then current Term, Tenant shall be deemed to have forfeited its contribution and all proprietary and ownership interest in the Leased Property.

                         ARTICLE 14: NEGATIVE COVENANTS

            Until the Secured Obligations shall have been performed in full, Tenant and Guarantor covenant and agree that Tenant (and Guarantor where applicable) shall not do any of the following without the prior written consent of Landlord:

            14.1 No Debt. Tenant shall not create, incur, assume, or permit to exist any indebtedness other than [i] trade debt incurred in the ordinary course of Tenant's business; [ii] indebtedness relating to the Letter of Credit; [iii] indebtedness that is secured by any Permitted Lien; [iv] indebtedness to Guarantor pursuant to the Working Capital Documents; and [v] indebtedness to Landlord pursuant to the Equity Loan Documents.

            14.2 No Liens. Tenant shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Leased Property or any lien upon or pledge of any interest in Tenant, except for Permitted Liens and liens granted pursuant to the Working Capital Documents and the Equity Loan Documents.

            14.3 No Guaranties. Tenant shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness except for the endorsement of negotiable instruments for collection in the ordinary course of business.

            14.4 No Transfer. Except pursuant to the Guarantor Option, Tenant shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased Property or any part thereof, except for transfers made in connection with any Permitted Lien without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

            14.5 No Dissolution. Except pursuant to the Guarantor Option, Tenant, Manager or Guarantor shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired). Notwithstanding the foregoing, Guarantor may merge with another entity provided that [i] Guarantor is the surviving corporation; and [ii] following the merger, Guarantor can satisfy all of the obligations of Guarantor under the Lease Documents, including but not limited to the financial covenants in Section 15.7.

            14.6 No Change in Management or Operation. No material change shall occur in the management of Tenant or Manager or in the management or licensed operation of the Facility. Balanced Care at Loyalsock, Inc. shall remain the Manager of the Facility, and Balanced Care at Loyalsock, Inc. shall remain the licensed operator of the Facility. Guarantor shall not make a change in its President, Chief Operating Officer, or Chief Development Officer without giving Landlord prior written notice (or in the case of death, written notice within a reasonable time thereafter).

            14.7 No Investments. Tenant shall not purchase or otherwise acquire, hold, or invest in securities (whether capital stock or instruments evidencing indebtedness) of or make loans or advances to any person, including, without limitation, any Guarantor, any Guarantor Affiliate, any Affiliate, or any shareholder, member or partner of Tenant, Guarantor, any Guarantor Affiliate, or any Affiliate, except for cash balances temporarily invested in short-term or money market securities.

            14.8 Contracts. Tenant shall not execute or modify any material contracts or agreements with respect to the Facility except for contracts and modifications approved by Landlord. Contracts made in the ordinary course of business and in an amount less than $250,000.00 shall not be considered "material" for purposes of this paragraph.

            14.9 Subordination of Payments to Affiliates. After the occurrence of an Event of Default and until such Event of Default is cured, Tenant and Guarantor shall not make any payments or distributions (including, without limitation, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to Guarantor, Manager, any Affiliate, or any shareholder, member or partner of Tenant, Guarantor, Manager, or any Affiliate. Notwithstanding the foregoing, Guarantor shall be permitted to pay dividends to shareholders and regularly scheduled salary and bonus payments (but no extraordinary salary, bonuses, or other compensation).

            14.10 Change of Location or Name. Tenant shall not change any of the following: [i] the location of the principal place of business or chief executive office of Tenant, or any office where any of Tenant's books and records are maintained; or [ii] the name under which Tenant conducts any of its business or operations.

                        ARTICLE 15: AFFIRMATIVE COVENANTS

            15.1 Perform Obligations. Tenant shall perform or cause to be performed all of its obligations under this Lease, the Government
Authorizations, the Permitted Exceptions, and all Legal Requirements.

            15.2 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant's construction, occupancy, maintenance, or operation of the Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use all reasonable commercial efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

            15.3  Documents and Information.

            15.3.1 Furnish Documents. Tenant shall periodically during the term of the Lease deliver to Landlord the Annual Financial Statements, Periodic Financial Statements and other documents described on Exhibit C within the specified time periods. With each delivery of Annual Financial Statements and Periodic Financial Statements (other than the monthly Facility Financial Statement) to Landlord, Tenant shall also deliver to Landlord a certificate signed by the Chief Financial Officer, general partner or managing member (as applicable) of Tenant, an Annual Facility Financial Report or Quarterly Facility Financial Report, as applicable, and a Quarterly Facility Accounts Receivable Aging Report all in the form of Exhibit D. In addition, Tenant shall deliver to Landlord the Annual Facility Financial Report and a Quarterly Facility Accounts Receivable Aging Report (based upon internal financial statements) within 60 days after the end of each fiscal year.

            15.3.2 Furnish Information. Tenant shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter, including reporting formats used by Landlord and electronic filing and transfer; [ii] promptly notify Landlord in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Agreement or any other agreement, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agent or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable oral or written notice; and [v] permit Landlord to copy and make abstracts from any and all of said books and records.

            15.3.3 Further Assurances and Information. Tenant shall, on request of Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Agreement. Within 15 days after a request from Landlord, Tenant shall provide to Landlord such additional information regarding Tenant, Tenant's financial condition or the Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may require from time to time, including, without limitation, a current Tenant's Certificate and Facility Financial Report in the form of Exhibit D. Upon Landlord's request, but not more than once every three years, Tenant shall provide to Landlord, at Tenant's expense, an appraisal prepared by an MAI appraiser setting forth the current fair market value of the Leased Property.

            15.3.4 Material Communications. Tenant shall transmit to Landlord, within 5 business days after receipt thereof, any material communication affecting a Facility, this Lease, the Legal Requirements or the Government Authorizations, and Tenant will promptly respond to Landlord's inquiry with respect to such information. Tenant shall promptly notify Landlord in writing after Tenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant, Guarantor, or the Facility that may affect the right to operate the Facility or Landlord's title to the Facility or Tenant's interest therein.

            15.3.5 Requirements for Financial Statements. Tenant shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with general accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates or Guarantor Affiliates, as applicable; and [v] the audited financial statements shall contain an unqualified opinion.

            15.4 Compliance With Laws. Tenant shall comply with all Legal Requirements and keep all Government Authorizations in full force and effect. Tenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant's business and operations. Tenant shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

            15.5 Broker's Commission. Tenant shall indemnify Landlord from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Landlord in connection with any such claims (including attorneys' fees).

            15.6 Existence and Change in Ownership. Tenant, Manager and Guarantor shall maintain its existence throughout the term of this Agreement. Except pursuant to the Guarantor Option, any change in the ownership of Tenant or Manager, directly or indirectly, shall require Landlord's prior written consent. Landlord's consent to a change in ownership of Tenant shall not be unreasonably withheld.

            15.7 Financial Covenants. The defined terms used in this section are defined in Section 15.7.1. The method of calculating Net Worth and valuing assets shall be consistent with the Financial Statements. The following financial covenants shall be met throughout the term of this Lease:

            15.7.1      Definitions.

                  (a) "Cash Flow" means the net income of Tenant as reflected on the income statement of Tenant plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for Rent payments and interest and lease payments, if any; minus [v] an imputed management fee equal to 5% of revenues (net of contractual allowances); and minus [vi] an imputed replacement reserve of $250.00 per licensed bed at the Facility, per year.

                  (b) "Coverage Ratio" is the ratio of [i] Cash Flow for each applicable period; to [ii] the Rent payments due pursuant to this Lease and all other debt service and lease payments relating to the Leased Property for the applicable period.

                  (c) "Net Worth" means an amount equal to the total consolidated fair market value of the tangible assets of the person (excluding good will and other intangible assets) minus the total consolidated liabilities of such person.

            15.7.2 Coverage Ratio. Tenant shall maintain a Coverage Ratio with respect to the Facility of not less than 1.25 to 1.00, measured on a monthly basis commencing on the date of the projected stabilized occupancy as set forth in the Pro Forma Statement.

            15.7.3 Net Worth. Guarantor shall maintain for each fiscal quarter a Net Worth of at least $55,000,000.00 with cash and cash equivalents of at least $5,000,000.00.

            15.7.4 Current Ratio. Guarantor shall maintain for each fiscal quarter a ratio of current assets to current liabilities of not less than 1.25 to 1.00.

            15.7.5 Debt to Equity Ratio. Guarantor shall maintain for each fiscal quarter a ratio of total indebtedness to shareholders' equity of not more than 2.50 to 1.00. The aggregate lease amount under all capitalized and operating leases shall be included as indebtedness and all subordinated debt shall be included as equity.

            15.8 Transfer of License. If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant's purchase of the Leased Property, or if Tenant vacates the Leased Property without termination of this Lease, Tenant shall execute, deliver and file all documents and statements requested by Landlord to effect the transfer of the Facility license and Government Authorizations to an entity designated by Landlord, subject to any required approval of governmental regulatory authorities, and Tenant shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and Government Authorizations.

            15.9 Post-Closing Obligations. On or before December 15, 1998, the open water well located on the Land shall be closed in accordance with applicable standards. Landlord shall be provided with such documentation that Landlord reasonably requires to evidence satisfaction of this obligation.

                 ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS

            16.1 Prohibition on Alterations and Improvements. Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as "Alterations") to the Leased Property.

16.2 Approval of Alterations. If Tenant desires to perform any Permitted Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the "Plans and Specifications") showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform. It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as "design development drawings" as opposed to working or biddable drawings. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in reviewing and, if required, approving or disapproving the Plans and Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article 16. Tenant shall comply with the requirements of Section 16.4 in making any Permitted Alterations.

            16.3 Permitted Alterations. Permitted Alterations means any one of the following: [i] Alterations approved by Landlord; [ii] Alterations required under Section 7.2; [iii] Alterations having a total cost of less than $250,000.00; or [iv] repairs, rebuilding and restoration required or undertaken pursuant to Section 9.4.

            16.4 Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted
Alterations:

                  (a) The Permitted Alterations shall be made in accordance with the Plans and Specifications approved by Landlord, if applicable.

                  (b) The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.

                  (c) The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic's liens.

                  (d) For any Permitted Alterations having a total cost of $250,000.00 or more, Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.

                  (e) Tenant shall, at Tenant's expense, obtain a builder's completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional insureds of such policy. Landlord shall have the right to approve the form and substance of such policy.

                  (f) Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

                  (g) Tenant shall, not later than 60 days after completion of the Permitted Alterations, deliver to Landlord a revised "as-built" survey of the Leased Property if the Permitted Alterations altered the Land or "footprint" of the Improvements and an "as-built" set of Plans and Specifications for the Permitted Alterations in form and substance satisfactory to Landlord.

                  (h) Tenant shall, not later than 30 days after Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys' fees and architects' and engineers' fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant's compliance with the requirements of this Section. The daily fee for Landlord's consulting engineer is $750.00.

            16.5 Ownership and Removal of Permitted Alterations. The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

            16.6 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the termination or expiration of this Lease, Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

                        ARTICLE 17: EARNOUT LEASE ADVANCE

            17.1 Earnout Lease Advance. Prior to the fourth anniversary of the Effective Date, Landlord shall, at Guarantor's request, make a Lease Advance to Tenant in an amount not to exceed ten percent (10%) of the Maximum Lease Amount ("Earnout Lease Advance") upon satisfaction of the Earnout Conditions (defined below).

            17.2 Conditions to Earnout Lease Advance. Landlord's obligation to make a Lease Advance pursuant to Section 17.1 is subject to the following conditions ("Earnout Conditions"): [i] the Facility achieves an Adjusted Coverage Ratio (defined below) of 1.40 to 1.00 for four consecutive quarters based on audited financial statements; [ii] the Lease Amount including the Earnout Lease Advance is less than 90% of the appraised value of the Leased Property; [iii] no Event of Default shall have occurred under any agreements between Tenant, any Affiliate, Developer, Manager, Guarantor, or any Guarantor Affiliate with Landlord or any Landlord Affiliate; [iv] no material adverse change shall have occurred in the condition of Guarantor, the local market or the assisted living industry; [v] Guarantor has exercised the Guarantor Option in connection with the Lease and all Affiliate Leases; and [vi] to the extent available from the title company insuring Landlord's title to the Leased Property, Guarantor has provided, at Guarantor's expense, an endorsement to the Title Policy increasing the amount of the coverage by the amount of the Earnout Lease Advance. "Adjusted Coverage Ratio" means the ratio of [i] Cash Flow for each applicable period; to [ii] rent payments due pursuant to this Lease (assuming that the Earnout Lease Advance was made using a Blended Lease Rate (defined below) and all other debt service and lease payments relating to the Leased Property for the applicable period. The "Blended Lease Rate" shall mean the rate determined by calculating the weighted average of [i] the existing Lease Rate and [ii] the Lease Rate estimated by Landlord to be in effect at the time that the Earnout Lease Advance is funded based upon Landlord's reasonable estimate of the yield on comparative term United States Treasury Notes for the remaining years left in Term at the time that funding of the Earnout Lease Advance is anticipated.

            17.3 Use of Earnout Lease Advance. If Guarantor has not previously closed the Guarantor Option, the Earnout Lease Advance may be used only to pay the Purchase Price or Asset Purchase Price as defined in the Guarantor Option Agreement.

                    ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY

            18.1 Prohibition on Assignment and Subletting. Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of

Tenant and Guarantor. Except as provided in Section 18.1(a) below and except for a leasehold mortgage lien granted by Tenant in favor of Guarantor pursuant to the Working Capital Documents, Tenant may not assign, sublet, mortgage, hypothecate, pledge, or transfer any interest in this Lease, or in the Leased Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. The following transactions will be deemed an assignment or sublease requiring Landlord's prior written consent: [i] an assignment by operation of law; [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's interest in the Lease; [iii] an arrangement (including but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant; and [iv] a change of ownership of Tenant (other than as provided in Section 18.1(a) below). An assignment or sublease without the prior written consent of Landlord will be void at the Landlord's option. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease.

                  (a) Notwithstanding the foregoing Section 18.1, upon Guarantor's exercise of the Guarantor Option, Guarantor or a wholly-owned subsidiary of Guarantor may purchase the equity or assets of Tenant and succeed to the interest of Tenant under the Lease Documents without the prior written consent of Landlord provided that the following conditions are satisfied:

                        [i] Guarantor has concurrently exercised the Guarantor Option in connection with the equity or assets of all Phase Tenants and is obligated to close the Guarantor Option for Tenant and all Phase Tenants within 12 months after giving notice pursuant to the Guarantor Option Agreement of its exercise of the Guarantor Option.

                        [ii] If a wholly-owned subsidiary of Guarantor succeeds to the interest of Tenant, Guarantor shall guaranty the obligations of such subsidiary under the Lease Documents in form and substance reasonably satisfactory to Landlord, and Tenant shall be released from all liability under the Lease Documents.

                        [iii] If the assignee has acquired the equity or assets of Tenant without payment of the Purchase Price or Asset Purchase Price (as defined in the Guarantor Option Agreement), such assignee shall pay the Equity Loan in full on the effective date of the acquisition.

                        [iv] All conditions of this Article 18 are satisfied.

            18.2 Requests for Landlord's Consent to Assignment, Sublease or Management Agreement. If Tenant is required to obtain Landlord's consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager.

            18.3 Agreements with Residents. Notwithstanding Section 18.1, Tenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that [i] the agreement does not provide for lifecare services; [ii] Tenant may not collect rent for more than one month in advance; and [iii] all residents of the Leased Property are accurately shown in Tenant's accounting records.

            18.4 Terms Applicable to all Assignments, Subleases or Management Agreements. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord; [b] such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, at Landlord's option, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord until such default has been cured, and [e] Tenant or any guarantor shall not be released from its payment and performance and obligations under this Lease, but rather Tenant, any guarantor, and Tenant's assignee or sublessee will be jointly and severally liable for such payment and performance unless Landlord agrees in writing to release such parties from their respective obligations.

            18.5 Collateral Assignment. Tenant hereby collaterally assigns to Landlord, as security for the performance of the Secured Obligations hereunder, and grants a security interest to Landlord in all of Tenant's right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment.

            18.6 Effectiveness. Any assignment, sublease, or management agreement shall not be effective until [i] a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment, Landlord has received such documents, instruments, affidavits, letter of credit amendments, proof of licensure and amendments as Landlord may reasonably request in order to evidence assignee's assumption and agreement to perform all of Tenant's obligations under the Lease; [iii] except for an assignment pursuant to the Guarantor Option, Tenant has paid to Landlord a fee in the amount of $2,500.00; and [iv] Landlord has received reimbursement from Tenant or the assignee for all attorneys' fees and expenses and all other reasonable out-of-pocket expenses incurred in connection with determining whether to give its consent, giving its consent and all matters relating to the assignment, sublease, or management agreement.

            18.7 Sale of Leased Property. If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, and Tenant will look solely to the purchaser for the performance of those agreements. For purposes of this Section, any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of Landlord or any subsequent owner of the Leased Property.

            18.8 Assignment by Landlord. Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord's interest in this Lease or the Leased Property.

                       ARTICLE 19: HOLDOVER AND SURRENDER

            19.1 Holding Over. Should Tenant, with or without the express or implied consent of Landlord, continue to hold and occupy the Leased Property after the expiration of the Term, such holding over beyond the Term and the acceptance or collection of Rent by the Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant 10 days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.

            19.2 Surrender. Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term in as good order and condition as of the Commencement Date.

                          ARTICLE 20: LETTER OF CREDIT

            20.1 Terms of Letter of Credit. As security for the performance of the Secured Obligations hereunder, Tenant shall provide Landlord with the Letter of Credit at the Closing. Tenant shall maintain the Letter of Credit in favor of Landlord until the Secured Obligations are performed in full. The Letter of Credit shall permit partial draws and shall permit drawing upon presentation of a draft drawn on the issuer and a certificate signed by Landlord stating that an Event of Default has occurred under this Lease. The Letter of Credit shall be for an initial term of one year and shall be automatically renewed annually for successive terms of at least one year unless Landlord receives notice from the Issuer, by certified mail, at least 60 days prior to the expiry date then in effect that the Letter of Credit will not be extended for an additional one-year period.

            20.2 Replacement Letter of Credit. Tenant shall provide a replacement Letter of Credit which satisfies the requirements of Section 20.1 from an Issuer acceptable to Landlord within 30 days after the occurrence of any of the following: [i] Landlord's receipt of notice from the Issuer that the Letter of Credit will not be extended for an additional one-year period; [ii] Landlord gives notice to Tenant that the Lace Financial Service Rating of the Issuer is less than a "C+"; or

[iii] Landlord gives notice to Tenant of the admission by Issuer in writing of its inability to pay its debts generally as they become due, or Issuer's filing of a petition in bankruptcy or petitions to take advantage of any insolvency act, making an assignment for the benefit of its creditors, consenting to the appointment of a receiver of itself or of the whole or any substantial part of its property, or filing a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof. Tenant's failure to comply with the requirements of this Section shall be an immediate Event of Default without any notice (other than as provided for in the section), cure or grace period.

            20.3 Draws. Landlord may draw under the Letter of Credit upon the occurrence of an Event of Default hereunder. Any such draw shall not cure an Event of Default. Landlord shall have the right, but not the obligation, to apply all or any portion of the proceeds from the Letter of Credit to pay all or any portion of [i] all Rent and other charges and expenses payable by Tenant under this Lease; plus [ii] all expenses and costs incurred by Landlord in enforcing or preserving Landlord's rights under this Lease or any security for the Lease, including without limitation, [a] the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency, or other similar proceeding; [b] attorney, paralegal, consulting and witness fees and disbursements; and [c] the expenses, including without limitation, lodging, meals and transportation of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency, or similar proceedings and attendance at hearings, depositions, and trials in connection therewith.

            With respect to any portion of the Letter of Credit proceeds that is not applied to payment of the Secured Obligations, Landlord shall have the option to either [i] deposit the proceeds into an interest-bearing account with a financial institution chosen by Landlord ("LC Account"); or [ii] require Tenant to obtain a replacement Letter of Credit satisfactory to Landlord, with the Letter of Credit proceeds made available to Tenant to secure Tenant's reimbursement obligation for the Letter of Credit. All interest accruing on the LC Account shall be paid to Landlord and may, from time to time, be withdrawn from the LC Account by Landlord. At any time and from time to time until the Secured Obligations are performed in full, Landlord may apply all or any portion of the funds held in the LC Account to payment of all or any portion of the Secured Obligations. Within 10 days after any such payment from the LC Account, Landlord shall give written notice to Tenant describing the amount of such payment and how it was applied to the Secured Obligations.

            Upon the occurrence of either [i] Landlord's receipt of a replacement Letter of Credit that satisfies the requirements of Section 20.1 and is issued by an Issuer acceptable to Landlord; or [ii] the date on which all of the Secured Obligations are performed in full, Landlord shall pay the principal balance of the LC Account (but not any accrued interest) to Tenant.

            20.4 Partial Draws. Upon the occurrence of a monetary Event of Default under this Lease, Landlord may, at its option, make a partial draw on the Letter of Credit in an amount not to exceed the amount of Tenant's monetary obligations under this Lease then past due. If Landlord then applies the proceeds from such partial draw on the Letter of Credit to payment of all or any portion of Tenant's monetary obligations then past due, Tenant shall, within 10 days after notice from Landlord of such partial draw and payment, cause the amount of the Letter of Credit to be reinstated to the amount in effect prior to such partial draw. Tenant's failure to comply with the requirements of this section shall be an immediate Event of Default under the Lease Documents without any notice (other than as provided for in this section), cure or grace period. Landlord's rights under this Section 20.4 are in addition to, and not in limitation of, Landlord's rights under Section 20.3.

            20.5 Substitute Letter of Credit. Tenant may, from time to time, deliver to Landlord a substitute Letter of Credit meeting the requirements of this Agreement and issued by an Issuer acceptable to Landlord. Upon Landlord's approval of the substitute Letter of Credit, Landlord shall release the previous Letter of Credit to the Tenant.

            20.6 Reduction in Letter of Credit Amount. The amount of the Letter of Credit may be reduced by Tenant from 5% of the Maximum Lease Amount to 2.5% of the Maximum Lease Amount after all of the following conditions have been met:
[i] the Earnout Conditions have been satisfied; [ii] Guarantor has closed the Guarantor Option; and [iii] no Events of Default has occurred and is continuing under this Lease.

            20.7 Cost of Letter of Credit. Tenant may at Tenant's option, utilize funds allocated in the Project Budget from Lease Advances to [i] pay all costs and expenses associated with the placement of the Letter of Credit; and [ii] pledge as collateral with the Issuer sufficient funds to enable the Issuer to so issue the Letter of Credit.

           ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND
                             ESTOPPEL CERTIFICATES

            21.1 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Lease, Tenant's possession of the Leased Property will not be disturbed by Landlord.

            21.2 Subordination. Subject to the terms and conditions of this section, this Lease and Tenant's rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior. The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant's possession, use and occupancy of the Leased Property or Tenant's enjoyment of its rights under this Lease unless and until an Event of Default occurs hereunder. Any foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant's rights under this Lease and shall not terminate this Lease unless and until an Event of Default occurs hereunder. The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, to confirm or effect any such subordination, provided that any such document shall include a non-disturbance provision as set forth in this section satisfactory to Tenant. Any mortgagee of the Leased Property shall be deemed to be bound by the non-disturbance provision set forth in this section. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

            21.3 Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 21.2 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any payment of Rent for more than one month in advance; [ii] any amendment or modification of this Lease thereafter made without its consent as provided in this Lease; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or [iv] any claim or offset of Rent against the Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 30 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

            21.4 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying, to Tenant's knowledge, the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within 20 days after the request of the Landlord, then Tenant shall be deemed to have certified that to Tenant's knowledge, [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased

Property; [d] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge, and deliver on Tenant's behalf any estoppel certificate to which Tenant does not object within 20 days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable. At the request of Tenant, Landlord shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Tenant certifying, to Landlord's knowledge, the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been received by Landlord; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Landlord has no defenses, set-offs, deductions, credits, or counterclaims against Tenant, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Tenant. If Landlord fails to deliver the estoppel certificate to Tenant within 20 days after the request of the Tenant, then Landlord shall be deemed to have certified that to Landlord's knowledge, [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Landlord; [b] Landlord has not received any prepaid Rent or other charges except for the current month; [c] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [d] Landlord has no defenses, set-offs, deductions, credits, or counterclaims against Tenant. Landlord hereby irrevocably appoints Tenant as Landlord's attorney-in-fact to execute, acknowledge, and deliver on Landlord's behalf any estoppel certificate to which Landlord does not object within 20 days after Tenant sends the certificate to Landlord. This power of attorney is coupled with an interest and is irrevocable.

                   ARTICLE 22: REPRESENTATIONS AND WARRANTIES

            Tenant hereby makes the following representations and warranties, as of the Effective Date, to Landlord and acknowledges that Landlord is granting the Lease in reliance upon such representations and warranties. Tenant's representations and warranties shall survive the Closing and, except to the extent made as of a specific date, shall continue in full force and effect until the Secured Obligations have been performed in full.

            22.1 Organization and Good Standing. Tenant is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in and is in good standing under the laws of the State.

            22.2 Power and Authority. Tenant has the power and authority to execute, deliver and perform this Lease. Tenant has taken all requisite action necessary to authorize the execution, delivery and performance of Tenant's Obligations under this Lease.

                  22.3 Enforceability. This Lease constitutes a legal, valid, and binding obligation of Tenant enforceable in accordance with its terms, except as enforceability may be limited by creditor's rights laws, equitable principles, and the effect of judicial discretion.

                  22.4 Government Authorizations. The Land and the Plans and Specifications conform in all material respects with all Legal Requirements for the construction and development of the Facility. Upon completion of the Facility in accordance with the Plans and Specifications, the Facility will conform in all material respects to all Legal Requirements. All Government Authorizations required to commence construction of the Facility have been obtained.

                  22.5 Financial Statements. Tenant has furnished Landlord with true, correct, and complete copies of the Financial Statements. The Financial Statements fairly present the financial position of Tenant and Guarantor as applicable, as of the respective dates and the results of operations for the periods then ended in conformance with generally accepted accounting principles applied on a basis consistent with prior periods. The Financial Statements and other information furnished to Landlord are true, complete and correct and, as of the Effective Date, no material adverse change has occurred since the furnishing of such statements and information. As of the Effective Date, the Financial Statements and other information do not contain any untrue statement or omission of a material fact and are not misleading in any material respect. Tenant and Guarantor are solvent, and no bankruptcy, insolvency, or similar proceeding is pending or contemplated by or, to the knowledge of Tenant, against Tenant or Guarantor.

                  22.6 Condition of Facility. To Tenant's knowledge, upon completion of the Facility in accordance with the Plans and Specifications, all of the mechanical and electrical systems, heating and air-conditioning systems, plumbing, water and sewer systems, and all other items of mechanical equipment or appliances will be in good working order, condition and repair, will be of sufficient size and capacity to service the Facility for the Facility Uses, and will conform with all applicable ordinances and regulations, and with all building, zoning, fire, safety, and other codes, laws and orders. The Improvements, including the roof and foundation, will be structurally sound and free from leaks and other defects.

                  22.7 Compliance with Laws. To Tenant's knowledge, there is no violation of, or noncompliance with, [i] any laws, orders, rules or regulations, ordinances or codes of any kind or nature whatsoever relating to the Facility or the ownership or operation thereof (including without limitation, building, fire, health, occupational safety and health, zoning and land use, planning and environmental laws, orders, rules and regulations); [ii] any covenants, conditions, restrictions or agreements affecting or relating to the ownership, use or occupancy of the Facility; or [iii] any order, writ, regulation or decree relating to any matter referred to in [i] or [ii] above.

                  22.8 No Litigation. As of the Effective Date and except as disclosed on Exhibit F, [i] there are no actions or suits, or any proceedings or investigations by any governmental agency or regulatory body pending against Tenant, Guarantor or the Facility; [ii] Tenant has not received notice of any threatened actions, suits, proceedings or investigations against Tenant or the Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Tenant would materially and adversely affect the

Facility or title to the Facility (or any part thereof), the right to operate the Facility as presently operated, or the financial condition of Tenant or Guarantor; [iii] there are no unsatisfied or outstanding judgments against Tenant or the Facility; [iv] there is no labor dispute materially and adversely affecting the operation or business conducted by Tenant, Guarantor, or the Facility; and [v] Tenant does not have knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

                  22.9 Consents. The execution, delivery and performance of this Lease will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any federal, state, or local governmental or regulatory authority, or any other person or entity, the absence of which would materially impair the ability of Tenant to operate the Facility for the Facility Uses except for the post-acquisition filing for licensure of the Facility.

                  22.10 No Violation. The execution, delivery and performance of this Lease [i] do not and will not conflict with, and do not and will not result in a breach of Tenant's Organizational Documents; [ii] do not and will not conflict with, and do not and will not result in a breach of, and do not and will not constitute a default under (or an event which, with or without notice or lapse of time, or both, would constitute a default under), any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Tenant is a party or by which its assets are bound; and [iii] do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tenant or the Facility.

                  22.11 Reports and Statements. All reports, statements, certificates and other data furnished by or on behalf of Tenant or Guarantor to Landlord in connection with this Lease, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith and therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data. The copies of all agreements and instruments submitted to Landlord, including, without limitation, all agreements relating to management of the Facility, the Letter of Credit, and Tenant's working capital are true, correct and complete copies and include all amendments and modifications of such agreements.

                  22.12 ERISA. All plans (as defined in Section 4021(a) of the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time ("ERISA")) for which Tenant is an "employer" or a "substantial employer" (as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively) are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Tenant maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Tenant has not been deemed to be a substantial employer.

                  22.13 Chief Executive Office. Tenant maintains its chief executive office and its books and records at the address set forth in the introductory paragraph of this Agreement.

                  22.14 Other Name or Entities. Except as disclosed herein, none of Tenant's business is conducted through any corporate subsidiary, unincorporated association or other entity and Tenant has not, within the six years preceding the date of this Agreement [i] changed its name, [ii] used any name other than the name stated at the beginning of this agreement, or [iii] merged or consolidated with, or acquired any of the assets of, any corporation or other business.

                  22.15 Parties in Possession. Except as disclosed on Exhibit B, there are no parties in possession of any Leased Property or any portion thereof as managers, lessees, tenants at sufferance, or trespassers.

                  22.16 Access. Except as disclosed in writing to Landlord, access to the Land is directly from a dedicated public right-of-way without any easement. To the knowledge of Tenant, there is no fact or condition which would result in the termination or reduction of the current access to and from the Land to such right-of-way.

                  22.17 Utilities. Except as disclosed in writing to Landlord, there are available at the Land gas, municipal water, and sanitary sewer lines, storm sewers, electrical and telephone services in operating condition which are adequate for the operation of the Facility at a reasonable cost. Except as disclosed in writing to Landlord, the Land has direct access to utility lines located in a dedicated public right-of-way without any easement. As of the Effective Date, there is no pending or, to the knowledge of Tenant, threatened governmental or third party proceeding which would impair or result in the termination of such utility availability.

                  22.18 Condemnation and Assessments. As of the Effective Date, Tenant has not received notice of, and there are no pending or, to Tenant's knowledge, threatened, condemnation, assessment or similar proceedings affecting or relating to the Facility, or any portion thereof, or any utilities, sewers, roadways or other public improvements serving the Facility.

                  22.19 Zoning. As of the Effective Date, [i] except as disclosed in writing to Landlord, the use and operation of the Facility for the Facility Uses is a permitted use under the applicable zoning code; [ii] except as disclosed on Exhibit E hereto, no special use permits, conditional use permits, variances, or exceptions have been granted or are needed for such use of the Facility; [iii] the Land is not located in any special districts such as historical districts or overlay districts; and [iv] the Facility once constructed according to the Plans and Specifications will comply with all applicable zoning laws, including but not limited to, dimensional, parking, setback, screening, landscaping, sign and curb cut requirements.

                  22.20 Pro Forma Statement. Tenant has delivered to Landlord a true, correct and complete copy of the Pro Forma Statement. The Pro Forma Statement shows Tenant's reasonable expectation of the most likely results of Facility operations for the next 5 year period commencing on the anticipated date when the Facility commences operations.

                  22.21 Environmental Matters. During the period of Tenant's ownership or possession of the Leased Property and, to Tenant's knowledge after diligent inquiry, for the period prior to Tenant's ownership or possession of the Leased Property, [i] the Leased Property is in compliance with all Environmental Laws; [ii] there were no releases or threatened releases of Hazardous Materials on, from, or under the Leased Property, except in compliance with all Environmental Laws; [iii] no Hazardous Materials have been, are or will be used, generated, stored, or disposed of at the Leased Property, except in compliance with all Environmental Laws; [iv] asbestos has not been and will not be used in the construction of any Improvements; [v] no permit is or has been required from the Environmental Protection Agency or any similar agency or department of any state or local government for the use or maintenance of any Improvements; [vi] underground storage tanks on or under the Land, if any, have been and currently are being operated in compliance with all applicable Environmental Laws; [vii] any closure, abandonment in place or removal of an underground storage tank on or from the Land was performed in compliance with applicable Environmental Laws and any such tank had no release contaminating the Leased Property or, if there had been a release, the release was remediated in compliance with applicable Environmental Laws to the satisfaction of regulatory authorities; [viii] no summons, citation or inquiry has been made by any such environmental unit, body or agency or a third party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws and the Land is not subject to the lien of any such agency; and [ix] to the best of Tenant's knowledge, the Environmental Assessment is true, complete and accurate. "Disposal" and "release" shall have the meanings set forth in CERCLA.

                  22.22 Leases and Contracts. As of the Effective Date and except as disclosed on Exhibit G, there are no leases or contracts (including but not limited to, insurance contracts, maintenance contracts, construction contracts, employee benefit plans, employment contracts, equipment leases, security agreements, architect agreements, and management contracts) to which Tenant or Guarantor is a party relating to any part of the ownership, operation, possession, construction, management or administration of the Land or the Facility.

                  22.23 No Default. As of the Effective Date, [i] there is no existing Event of Default under this Lease; and [ii] no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

                  22.24 Project Budget. The Project Budget sets forth all anticipated costs, direct and indirect, of developing and constructing the Facility.

                  22.25 Tax Status. If Tenant is a partnership or limited liability company, Tenant is taxable as a partnership under the Internal Revenue Code and all applicable state tax laws.

               ARTICLE 23: FUTURE PROJECTS; COTERMINOUS FINANCINGS

                  23.1 Project Submissions. If Tenant, Guarantor or any Guarantor Affiliate chooses to submit certain future acquisition and development projects to Landlord as provided in the Commitment, Tenant, Guarantor or any Guarantor Affiliate shall comply with the terms of the Commitment.

                  23.2 Coterminous Financings. All Phase Leases will be coterminous and will have identical renewal dates and option exercise periods. Accordingly, as each Phase Lease is closed, the current, Term, Expiration Date, Renewal Date, and option exercise periods under this Lease will be extended to be coterminous with the most recently closed Phase Lease.

                          ARTICLE 24: SECURITY INTEREST

                  24.1 Collateral. Tenant hereby grants to Landlord a security interest in the following described property, whether now owned or hereafter acquired by Tenant (the "Collateral"), to secure the payment and performance of the Secured Obligations:

                       (a) All machinery, furniture, equipment, trade fixtures, appliances, inventory and all other goods (as "equipment," "inventory" and "goods" are defined for purposes of Article 9 ("Article 9") of the Uniform Commercial Code as adopted in the State) and any leasehold interest of Tenant in any of the foregoing, now or hereafter located in or on or used or usable in connection with the Land, Improvements, or Fixtures and replacements, additions, and accessions thereto, including without limitation those items which are to become fixtures or which are building supplies and materials to be incorporated into an Improvement or Fixture.

                       (b) All accounts, contract rights, general intangibles, instruments, documents, and chattel paper [as "accounts", "contract rights", "general intangibles", "instruments", "documents", and "chattel paper", are defined for purposes of Article 9] now or hereafter arising in connection with the business located in or on or used or usable in connection with the Land, Improvements, or Fixtures, and replacements, additions, and accessions thereto.

                       (c) All franchises, permits, licenses, operating rights, certifications, approvals, consents, authorizations and other general intangibles regarding the use, occupancy or operation of the Improvements, or any part thereof, including without limitation, certificates of need, state health care facility licenses, and Medicare and Medicaid provider agreements, to the extent permitted by law.

                       (d) Unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction, operation or management of the Improvements, including but not limited to, plans, specifications, drawings, blueprints, models, mock-ups, brochures, flyers, advertising and promotional materials and mailing lists.

                       (e) All ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation relating to the preceding listed property or otherwise used or usable in connection with the Land and Improvements.

                       (f) The products and proceeds of the preceding listed property, including without limitation cash and non-cash proceeds, proceeds of proceeds, and insurance proceeds.

                  24.2 Additional Documents. At the request of Landlord, Tenant shall execute additional security agreements, financing statements, and such other documents as may be requested by Landlord to maintain and perfect such security interest.

                  24.3 Notice of Sale. With respect to any sale or other disposition of any of the Collateral after the occurrence of an Event of Default, Landlord and Tenant agree that the giving of 5 days notice by Landlord, sent by overnight delivery, postage prepaid, to Tenant's notice address designating the time and place of any public sale or the time after which any private sale or other intended disposition of such Collateral is to be made, shall be deemed to be reasonable notice thereof and Tenant waives any other notice with respect thereto.

                  24.4 Pledge of Accounts to Others. Notwithstanding any provision to the contrary contained herein or in the other Lease Documents, after the closing of the Guarantor Option, the then current Tenant shall be permitted to pledge to a lender providing one or more loans to Guarantor or any Guarantor Affiliate all accounts and receivables from the Facility on a first priority lien basis, in which case Landlord shall execute and deliver to such lender a subordination or similar agreement in which [i] Landlord agrees to subordinate its security interest in such accounts and receivables to such lender; and [ii] Landlord agrees to such further provisions as may be reasonably required by the lender and acceptable to Landlord. Landlord's obligation to provide the subordination is subject to [i] Landlord's receipt and reasonable approval of all financing documents; [ii] execution by Landlord and the lender of an intercreditor agreement on reasonable terms acceptable to Landlord, and [iii] Tenant's payment of all costs and expenses incurred by Landlord in connection with the subordination including, without limitation, reasonable attorney's fees and expenses.

                  24.5 Financing of Fixtures, Furniture and Equipment. In the event that furniture, fixtures and equipment for the Facility are not included in the Project Budget (as the same may be amended from time to time), then [i] Tenant, Guarantor or Developer may finance the same using third party lease and/or debt financing, and [ii] the security interests hereby granted to Landlord in such furniture, fixtures and equipment shall be junior and subordinate in all respects to such third party financing source subject to the provisions of Section 11.2(g).

                            ARTICLE 25: MISCELLANEOUS

                  25.1 Notices. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "notices") required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or 3 days after mailing, or one business day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such change.

                  25.2 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal Lease within 120 days prior to the expiration of this Lease, or Tenant has not exercised its Option to Purchase, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 120 days prior to the expiration of this Lease, "for sale" or "for rent" notices or signs.

                  25.3 Entire Agreement. This Lease and the Construction Agreement contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease.

                  25.4 Severability. If any term or provision of this Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

                  25.5 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

                  25.6 Governing Law. This Lease shall be construed under the laws of the State.

                  25.7 Memorandum of Lease. Tenant shall not record this Lease. Tenant may, however, record a memorandum of lease approved by Landlord, in its reasonable discretion.

                  25.8 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

                  25.9 Binding Effect. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

                  25.10 Power of Attorney. Effective upon [i] the occurrence and during the continuance of an Event of Default, or [ii] termination of this Lease for any reason other than Tenant's purchase of the Leased Property, Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act for Tenant in Tenant's name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents and statements to effect the issuance, transfer, reinstatement, renewal and/or extension of the Facility license and all

Governmental Authorizations issued to Tenant or applied for by Tenant in connection with Tenant's operation of the Facility, to permit any designee of Landlord or any other transferee to operate the Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to Tenant's purchase of the Leased Property. Except in the case of an emergency, Landlord shall give Tenant three business days prior written notice before acting on behalf of Tenant pursuant to this power of attorney.

                  25.11 No Offer. Landlord's submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

                  25.12 Modification. This Lease may only be modified by a writing signed by Landlord, Tenant and Guarantor. All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof. If Tenant requests Landlord's consent to any change in ownership, merger or consolidation of Tenant or Guarantor, any assumption of the Lease, or any modification of the Lease, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request. In connection with any such request, Tenant shall pay to Landlord a fee in the amount of $2,500.00 (except as provided in Section 8.11 of the Loan Agreement between Landlord and Member) and shall pay all of Landlord's reasonable attorney's fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Landlord's evaluation of Tenant's request, the preparation of any documents and amendments, the subsequent amendment of any documents between Landlord and its collateral pool lenders (if applicable), and all related matters.

                  25.13 Landlord's Modification. Tenant acknowledges that Landlord may, subject to Article 21, mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or Real Estate Mortgage Investment Companies (REMICS). If any mortgage lender of Landlord desires any modification of this Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable.

                  25.14 No Merger. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

                  25.15 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

                  25.16 Limitation on Tenant's Recourse. Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property. Tenant will not have any right to satisfy any judgment which it may have against the Landlord, or any such successor, from any other assets of Landlord, or any such successor. In this Section, the terms "Landlord" and "successor" include the shareholders, venturers, and partners of "Landlord" and "successor" and the officers, directors, and employees of the same. The provisions of this Section are not intended to limit Tenant's right to seek injunctive relief or specific performance.

                  25.17 Construction of Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

                  25.18 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.

                  25.19 [Intentionally Deleted]

                  25.20 Custody of Escrow Funds. Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord's election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

                  25.21 Landlord's Status as a REIT. Tenant acknowledges that Landlord (or a Landlord Affiliate) has now and may hereafter elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code.

                  25.22 Exhibits. The following exhibits are attached hereto and incorporated herein:

         Exhibit A:    Legal Description
         Exhibit B:    Permitted Exceptions
         Exhibit C:    Documents to be Delivered
         Exhibit D:    Certificate and Facility Financial Reports
         Exhibit E:    Government Authorizations to be Obtained; Zoning Permits
         Exhibit F:    Pending Litigation
         Exhibit G:    List of Leases and Contracts

                  25.23 WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY ONE OF THEM AGAINST ONE OR BOTH OF THE OTHERS ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE LEASED PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE). IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT WILL NOT INTERPOSE, AND WAIVES THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH PROCEEDING.

                  25.24 CONSENT TO JURISDICTION. TENANT HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR [____________________] FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE COMMITMENT; [II] THIS LEASE; OR [III] ANY DOCUMENT EXECUTED BY TENANT IN CONNECTION WITH THIS LEASE. TENANT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT TENANT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. TENANT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  TENANT AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LANDLORD, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE COMMITMENT, THIS LEASE OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR [______________________________].

                  TENANT HEREBY CONSENTS TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LANDLORD'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LANDLORD'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST TENANT OR THE PROPERTY OF TENANT IN THE COURTS OF ANY OTHER JURISDICTION.

                  25.25 Attorney's Fees and Expenses. Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord's rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including but not limited to, [a] reasonable attorney's and paralegal's fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [e] consulting and witness fees incurred by Landlord in connection with any litigation or other proceeding.

                  25.26 Survival. The following provisions shall survive termination of the Lease: Article 9 (Damage and Destruction), Article 10 (Condemnation); Article 16 (Alterations); and Section 25.26 (Survival).

                  25.27 Access to Records. To the extent required by law, Landlord shall (and, if Landlord carries out any of the duties under this Lease, whether on Landlord's or Tenant's behalf, through a subcontract with a related organization and such subcontract has a value or cost of Ten Thousand Dollars ($10,000) or more during any twelve (12) month period, such subcontract shall contain a clause to the effect that the subcontractor shall) until the expiration of four (4) years after the furnishing of services pursuant to this Lease, make available, upon request by the Secretary of Health and Human Services or upon the request by the U.S. Comptroller General, or any duly authorized representative of either of them, the books, documents and records of Landlord (or such subcontractor) that are necessary to verify the nature and extent of such costs in connection with said services.

                  25.28 Granting of Easements and Rights-of-Way. From time to time at the request of Tenant or Developer (but at no cost to Landlord), Landlord shall execute and deliver, in recordable form, such easements, rights-of-way and similar agreements as may be necessary or desirable for the provision of utility and other services to the Facility.


                   ARTICLE 26: SUBSTITUTION OF LEASED PROPERTY

                  26.1 Right of Substitution. Subject to the conditions set forth in this Article 26, Tenant will have the right to substitute one or more comparable health care facilities (individually and collectively called a "Substitute Facility") for the Facility ("Existing Facility").

                  26.2 Conditions to Substitution. The following are the "Substitution Conditions":

                       (a) Guarantor Option. Guarantor shall have closed the Guarantor Option.

                       (b) Substitution Notice. Landlord must receive from Tenant a written notice ("Substitution Notice") of the intent to exercise the right of substitution at least 90 days prior to the proposed date of substitution. The Substitution Notice shall include all material information concerning the substitution including, but not limited to, the following: [i] the reason for the proposed substitution; [ii] the proposed date of the substitution; [iii] information regarding the proposed Substitute Facility ("Proposed Facility") including name, address, city, state, type, units, beds, current owner, current operator, historical financial statements, proforma financial statements, Medicaid and Medicare cost reports, and rate letters; [iv] copy of acquisition documents, if any; and [v] the proposed Tenant.

                       (c) Commitment Fee. Tenant shall pay Landlord a commitment fee in an amount equal to 1% of the acquisition amount for the Substitute Facility.

                       (d) No Defaults. As of the applicable substitution date, no Event of Default shall have occurred (excluding any default which has been cured in accordance with the terms of this Lease or which has been waived, in writing, by Landlord), nor any event which with the giving of notice or the passage of time or both, would constitute such a default.

                       (e) Engineering and Inspection Reports. Landlord shall have received engineering and inspection reports relating to the Proposed Facility, reasonably satisfactory in all respects to Landlord.

                       (f) MAI Appraisal. Tenant shall have delivered to Landlord an MAI appraisal of the Proposed Facility prepared by an appraiser selected by Tenant and approved by Landlord, in form and substance reasonably satisfactory to Landlord.

                       (g) Survey. Tenant shall have delivered to Landlord an ALTA survey of the premises upon which the Proposed Facility is located acceptable to Landlord and the Title Company.

                       (h) Compliance with Laws. Landlord shall be satisfied as to compliance with [i] all applicable land use, zoning, subdivision and environmental laws and regulations, [ii] all applicable health care licensure laws and regulations and [iii] such other matters as Landlord reasonably deems relevant (including, without limitation, whether the conveyance of the Proposed Facility to Landlord may be avoided under the Bankruptcy Code).

                       (i) Title Commitment. Tenant shall have delivered to Landlord a valid and binding owner's title insurance commitment issued by Lawyers Title Insurance Corporation through its agent, Saunie Risinger in Mansfield, Ohio ("Title Company"), in an amount equal to the acquisition amount for the Proposed Facility, with such endorsements and affirmative coverages, and in such form, as Landlord may reasonably require insuring Landlord's fee title to the Proposed Facility, subject to no encumbrances except those approved or assumed by Landlord.

Arrangements satisfactory to Landlord shall have been made for the issuance of a title insurance policy as of the substitution closing date.

                       (j) Environmental Assessment. Tenant shall have delivered an environmental site assessment report for the Proposed Facility, in form and substance reasonably acceptable to Landlord and prepared by an environmental consultant reasonably acceptable to Landlord.

                       (k) Tax Opinion. Landlord shall have obtained, at Tenant's cost, an opinion of Landlord's counsel, in form and substance acceptable to Landlord, confirming that [i] the substitution of the Proposed Facility for the Existing Facility will qualify as an exchange solely of property of a like-kind under Section 1031 of the Internal Revenue Code ("Code"), in which, generally, except for "boot" such as cash needed to equalize values or discharge indebtedness, no gain or loss is recognized to Landlord; [ii] the substitution or sale will not result in ordinary recapture income to Landlord pursuant to Code Section 1250(d)(4) or any other Code provision; [iii] the substitution or sale will result in income, if any, to Landlord of a type described in Code Section 856(c)(2) or (3) and will not result in income of the types described in Code Section 856(c)(4) or result in the tax imposed under Code Section 857(b)(6); and [iv] the substitution or sale, together with all other substitutions and sales made or requested by Tenant, pursuant to any other leases with Landlord or a Landlord Affiliate during the relevant time period, will not jeopardize the qualification of Landlord as a real estate investment trust under Code Section 856-860.

                       (l) Legal Opinion. Landlord shall have received opinions of Tenant's counsel as to [i] the compliance of the Proposed Facility with land use, zoning, subdivision and environmental laws and regulations; [ii] the compliance of Tenant, the proposed substitution and the Proposed Facility with applicable health care laws and regulations; [iii] the due authorization, execution and enforceability of the Substitution Documents; and [iv] such other matters are reasonably requested, in form and substance reasonably acceptable to Landlord.

                       (m) Substitution Documents. Tenant and Guarantor shall have executed and delivered, or caused to be executed and delivered, such documents as are reasonably required by Landlord to effectuate the substitution (collectively, the "Substitution Documents"), including, without limitation, [i] a deed and bill of sale with full warranties (or such other deed form as is customary in such geographic area) conveying to Landlord title to the Proposed Facility free and clear of all liens and encumbrances, except those approved or assumed by Landlord; [ii] a Lease ("Substitute Lease") duly executed, acknowledged and delivered by Tenant, containing the same terms and conditions as are contained in the Lease for the Existing Facility except that [a] the legal description of the land shall refer to the Proposed Facility, [b] the acquisition amount for the Proposed Facility shall be an amount equal to the Lease Amount for the Existing Facility increased or decreased by any adjustments agreed to by Landlord and Tenant ("Cash Adjustment"), [c] the rent inflation adjustment (Increaser Rate) under the Substitute Lease in all respects shall provide Landlord with a substantially equivalent yield at the time of the substitution to that received from the Existing Facility, taking into account the Cash Adjustment, if any, and any other relevant factors, and [d] such other changes therein as may be necessary or appropriate under the circumstances shall be made; and [iii] UCC financing statements. The Substitution Documents shall be based upon and contain the same terms and conditions as are set forth in the Lease Documents in effect prior to the substitution, except that such changes shall be made as may be necessary or reasonably appropriate under the circumstances to effectuate the substitution and secure the protection and priority of the property and security interests conveyed and/or granted to Landlord.

                       (n) Other Information. Without limiting any other provision contained herein, Tenant shall have delivered to Landlord such other information and materials relating to Tenant and the Proposed Facility as Landlord may reasonably request, including, without limitation, leases, receipted bills, management agreements and other contracts, provider agreements, cost reports, permits, evidence of legal and actual access to the Proposed Facility, evidence of the availability and sufficiency of utilities servicing the Proposed Facility, historical and current operating statements, detailed budgets and financial statements and Landlord shall have found the same to be satisfactory in all respects.

                       (o) Tenant. The Proposed Facility shall be leased by Tenant or an Affiliate that is acceptable to Landlord; provided, however, that in the event that the Proposed Facility is leased by any such Affiliate, [i] said Affiliate shall execute and deliver to Landlord such Substitution Documents as may be reasonably required by Landlord; and [ii] Landlord shall be provided with such evidence as it may reasonably require to determine that the conveyance of the Proposed Facility to Landlord does not constitute a fraudulent conveyance under applicable federal or state law.

                       (p) Insurance Certificates. Tenant shall have delivered to Landlord insurance certificates evidencing compliance with all of the insurance requirements set forth in this Lease.

                       (q) Rent. Landlord shall have received all Rent due and payable under the Existing Lease through the substitution closing date.

                       (r) Valuation. The acquisition amount for the Proposed Facility shall not exceed 90% of the appraised value of the Proposed Facility. If the equity value of the Existing Facility exceeds the equity value of the Proposed Facility, then an adjustment will be made in the option price set forth in the Substitute Lease so that Landlord will receive its bargained-for share of appreciation in the value of the Existing Facility.

                       (s) Landlord's Approval. Landlord shall have determined that the Proposed Facility satisfies all of Landlord's customary due diligence and underwriting requirements based upon the standards then being applied to similar customers and facilities.

                  26.3 Conveyance of Existing Facility. Upon satisfaction of the Substitution Conditions and concurrently with the closing of the substitution transaction, Landlord will convey the Existing Facility to the respective Tenant or Tenant's designee by quitclaim deed and quitclaim bill of sale. The date that the Existing Facility is conveyed by Landlord is referred to herein as the

"Conveyance Date." In the event that [i] Tenant is contractually obligated to convey the Existing Facility to an unrelated purchaser ("Purchaser") by a specified closing date ("Contract Date"); [ii] the Substitution Conditions have not been fully satisfied by the Contract Date; and [iii] Tenant has used its best efforts to extend the Contract Date, including an offer to pay a reasonable extension fee, but the Contract Date has not been extended to a date by which the Substitution Conditions are fully satisfied, Tenant shall have the right to require Landlord to convey the Existing Facility to the Purchaser subject to the following terms and conditions:

                       (a) Tenant shall irrevocably identify the Substitute Facility and notify Landlord thereof within 35 days after the Conveyance Date. Tenant shall satisfy all Substitution Conditions and cause the Substitute Facility to be conveyed to Landlord within 180 days after the Conveyance Date.

                       (b) Tenant acknowledges that Landlord intends to qualify the sale of the Existing Facility as a like-kind exchange pursuant to Code
Section 1031. Tenant shall cooperate with Landlord in effectuating a qualifying deferred like-kind exchange and shall require the Purchaser, pursuant to the terms of the Purchase and Sale Agreement with Purchaser, to so cooperate and to execute all documents reasonably requested by Landlord to effectuate a qualifying deferred like-kind exchange.

                       (c) All proceeds from the sale of the Existing Facility ("Sale Proceeds") shall be deposited with a qualified intermediary specified by Landlord to facilitate the accomplishment of the deferred like-kind exchange. Upon conveyance of the Substitute Facility to Landlord, the Sale Proceeds shall be disbursed for payment of the Substitute Facility purchase price with the balance, if any, disbursed in accordance with the Cash Adjustment made pursuant to Section 26.2(m).

                       (d) To compensate Landlord for the lost Rent during the period from the Conveyance Date to the date that the Substitute Facility is conveyed to Landlord ("Deferred Period"), Tenant shall pay to the qualified intermediary, on a monthly basis, an amount equal to the Base Rent for the Existing Facility that would otherwise be payable during the Deferred Period.

                       (e) If Tenant does not comply with the deadlines set forth in Section 26.3(a), Tenant shall pay Landlord an early termination fee equal to 10% of the Lease Amount for the Existing Facility that was conveyed by Landlord, payable within ten days following the missed deadline date.

                  26.4 Expenses. Whether or not any proposed substitution is consummated, Tenant shall pay all of the out-of-pocket expenses and other costs incurred or expended by Landlord in connection with any proposed substitution (collectively the "Substitution Expenses"), including, without limitation, Landlord's reasonable attorneys' fees and expenses, appraisal costs, out-of-pocket travel expenses, inspection fees, title insurance premiums and other title fees, survey expenses, mortgage taxes, transfer, documentary stamp and other taxes, search charges of any nature, recording, registration and filing costs, brokers' fees and commissions, if any, escrow fees, fees and expenses, if any, incurred in qualifying Landlord and maintaining its right to do business in the state where the Proposed Facility is located, the cost of obtaining, preparing and recording a release of the Existing Facility from the lien of any mortgage (other than the amount necessary to payoff such mortgage) and any other costs expended or incurred by Landlord in connection with the preparation, documentation and closing of the proposed substitution.

All Substitution Expenses due and payable at the time of the closing of the substitution transaction shall be paid by Tenant at closing. Any Substitution Expenses that are not paid at closing shall be a demand obligation of Tenant to Landlord and, if not paid within 15 days after demand, shall thereafter (to the extent permitted by applicable law) bear interest at the Overdue Rate until the date of payment.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged
in the presence of                            LANDLORD:

Signature                                     [                            ]
          ------------------------------       ----------------------------
Print Name
          ------------------------------
                                              By:
                                                  -------------------------------------
Signature
          ------------------------------          Title:
Print Name                                               ------------------------------
          ------------------------------


                                              TENANT:

Signature                                     FINANCIAL CARE INVESTORS OF
          ------------------------------      [_____________], LLC
Print Name
          ------------------------------
                                              By: Financial Care Investors, LLC, Member
Signature
          ------------------------------
Print Name                                        By:
          ------------------------------              ---------------------------------

                                                      Title:
                                                             --------------------------

                                              Tax I.D. No.:
                                                            ---------------------------